Pioneer Fundamental Value Fund
                           (Formerly known as Pioneer Cullen Value Fund)*

--------------------------------------------------------------------------------
                           Annual Report | June 30, 2012
--------------------------------------------------------------------------------

                           Ticker Symbols:
                           Class A       CVFCX
                           Class B       CVFBX
                           Class C       CVCFX
                           Class R       CVRFX
                           Class Y       CVFYX
                           Class Z       CVFZX

* Effective June 30, 2012, Pioneer Cullen Value Fund was renamed Pioneer Fundamental Value Fund.

                           [LOGO] PIONEER
                                  Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                              8

Prices and Distributions                                                       9

Performance Update                                                            10

Comparing Ongoing Fund Expenses                                               16

Schedule of Investments                                                       18

Financial Statements                                                          22

Notes to Financial Statements                                                 32

Report of Independent Registered Public Accounting Firm                       40

Trustees, Officers and Service Providers                                      41

                      Pioneer Fundamental Value Fund | Annual Report | 6/30/12 1

President's Letter

Dear Shareowner,

The U.S. economy showed signs of an economic slowdown in the second quarter, reflecting higher savings by consumers and reduced spending by corporations, in large part due to concerns about both the U.S. outlook and the deteriorating situation in Europe. Some 40% - 45% of U.S.
corporate earnings come from overseas, with a large portion of that from Europe. While large U.S. corporations generally remain in excellent financial health - cash, borrowing capacity, and margins are all strong - they are holding back on hiring and investments due to concerns about Europe, China, and U.S. regulations, fiscal policies, taxes, and politics. Many investors share those concerns, and are maintaining a cautious approach to the markets.

Despite this tough backdrop, the markets had a surprisingly strong first half of 2012. The Standard & Poor's 500 Index returned 9.5% over the six months ended June 30, 2012. In the U.S. bond markets, interest rates generally declined, with riskier sectors faring the best. The broad bond market, as measured by the Barclays Capital Aggregate Bond Index, returned 2.4% during the same six-month period, while the high-yield bond market, as measured by the Bank of America Merrill Lynch High Yield Master II Index, returned 7.1%.

Given the major macroeconomic and political issues facing the markets in the second half of the year, we certainly expect continuing volatility. But we also see some positive economic data that give us hope for better news in the second half of 2012. While the unemployment rate remains unacceptably high at over 8%, employment and incomes continue to trend upward. Lower oil prices have acted like an effective tax cut for consumers. Home construction, sales, and refinancings have increased, and auto sales are holding up as well.

At Pioneer, we have long advocated the benefits of staying diversified* and investing for the long term. The strategy has generally performed well for many investors. Our advice, as always, is to work closely with a trusted financial advisor to discuss your goals and work together to develop an investment strategy that meets your individual needs. There is no single best strategy that works for every investor.

* Diversification does not assure a profit or protect against loss in a declining market.

2 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Pioneer's investment professionals focus on finding good opportunities in both equity and bond markets using the same disciplined investment approach we have used since 1928. Our strategy is to identify undervalued individual securities with the greatest potential for success, carefully weighing risk against reward. Our teams of investment professionals continually monitor and analyze the relative valuations of different sectors and securities globally to help build portfolios that we believe can help you achieve your investment goals.

We invite you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at us.pioneerinvestments.com. We greatly appreciate your trust in us, and we thank you for investing with Pioneer.

Sincerely,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                      Pioneer Fundamental Value Fund | Annual Report | 6/30/12 3

Portfolio Management Discussion | 6/30/12

Equity performance improved during the second half of the 12-month period ended June 30, 2012, although the robust market trends displayed in the first quarter of 2012 gave way to increased volatility in the second quarter, amid new economic uncertainties. In the following interview, James P. Cullen, President of Cullen Capital Management LLC, Pioneer Fundamental Value Fund's* subadviser, discusses the factors that affected the performance of the Fund during the 12-month period ended June 30, 2012. Mr. Cullen oversees the team that was responsible for the management of the Fund during the 12-month period**.

Q   How did the Fund perform during the 12-month period ended June 30, 2012?

A Pioneer Fundamental Value Fund Class A shares returned -2.85% at net asset value during the 12-month period ended June 30, 2012, while the Fund's former benchmark, the Standard & Poor's 500 Index (the S&P 500), returned 5.43%, and the Fund's current benchmark, the Russell 1000 Value Index (the Russell Index), returned 3.01%. During the same period, the average return of the 520 mutual funds in Lipper's Large-Cap Value category was -0.15%.

Q What were the principal factors that affected the Fund's performance during the 12-month period ended June 30, 2012?

A Two principal factors were responsible for the Fund's lagging performance relative to the S&P 500, which was the Fund's benchmark throughout the entire 12-month reporting period, and is the benchmark for large-cap stocks in the U.S. equity market. First, value investing remained out of favor during the period, as it has for more than two years. Second, and perhaps more importantly, the Fund's investments in American Depository Receipts
    (ADRs) became a persistent drag on the Fund's benchmark-relative results, as the overall market avoided any investments perceived as vulnerable to the ongoing debt problems in Europe, even if the specific corporation generated most of its revenues outside Europe. ADRs are negotiable certificates that are denominated in the U.S. dollar and that represent a specific number of shares of stock of a foreign corporation.

* Effective June 30, 2012, Pioneer Cullen Value Fund was renamed Pioneer Fundamental Value Fund. Also effective June 30, 2012, the Fund's benchmark changed from the Standard & Poor's 500 Index (the S&P 500) to the Russell 1000 Value Index. Pioneer believes that the Russell 1000 Value Index tracks an investment universe that is more reflective of the Fund's prospectus mandate than does the S&P 500. For comparison purposes, we will continue to report performance for the S&P 500 for two reporting periods, including this June 30, 2012, annual report.

** Effective August 1, 2012, Edward T. Shadek, Jr., senior vice president of Pioneer, and John Peckham, senior vice president of Pioneer and co-head of equity research, U.S., will assume the day-to-day management of the Fund. Cullen Capital Management LLC will continue to manage the Fund's portfolio through July 31, 2012.

4 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

    While we did reduce the Fund's positions in some ADRs during the final six months of the annual reporting period, we believed that we needed to be patient and to allow the market to recognize the values available in the very low-priced ADRs of quality corporations. We also kept to our long-term investment discipline and focused on individual stock selection, looking to add to the portfolio what we believed were better-quality companies whose stock prices were in the lower 20% of valuations in the S&P 500 (valuation being indicated by measures such as the price to earnings, or P/E ratio of the company). We think history has shown that if one maintains a value emphasis, even when the style is out of favor with the market, eventually the market will turn back to value and the poorer-performing sectors at one time typically will become some of the better-performing sectors over the longer term. We especially favor stocks with good dividend yields and dividend growth potential.*** At the end of the period, on June 30, 2012, the Fund's portfolio of investments had an average P/E of less than 10, and yet the holdings had above-average dividend yields, with dividends growing over the past 12 months by more than 10%.

    We maintained a consistent Fund positioning over the 12-month period, focusing on large-cap stocks of fundamentally strong companies whose prices are relatively low in comparison with the overall market. As in the past, the Fund had healthy exposure to ADRs of what we believed to be attractive foreign corporations, especially when we found their prices to be appealing.

Q What were some of the investments that most affected the Fund's performance during the 12-month period ended June 30, 2012?

A As we mentioned, the Fund's positions in ADRs proved to be the biggest drag on performance during the 12-month period. Even the ADRs of very high-quality, profitable companies performed poorly during the period, while often comparable, or even lower-quality domestic corporations fared significantly better. A good example of the disparity came from the health care sector, where the Fund's investment in the U.S.-based pharmaceuticals company Bristol-Myers Squibb gained more than 30% during the 12-month period. In contrast, the German-based A.G. Bayer, which the Fund owned, was down by more than 25%, despite good earnings results. In the industrials sector, U.S. aircraft manufacturer Boeing produced positive results, while the Fund's investment in the Swiss industrial components manufacturer ABB declined by more than 30%. In the consumer staples group, the domestic-based paper products company Kimberly-Clark had very strong performance during the 12-month period, while the Switzerland-based food giant Nestle was down. In energy, the U.S.-based Conoco Phillips was flat for the full 12-month period, while the Brazilian company Petrobras

*** Dividends are not guaranteed.

                      Pioneer Fundamental Value Fund | Annual Report | 6/30/12 5 had very poor performance, despite having significantly greater oil reserves available. The Fund held positions in all the companies mentioned here, although we sold the A.G. Bayer and Petrobras investments late in the period as we lightened up on the Fund's ADR exposure. We also sold the Fund's Boeing position after the stock reached our price target.

    Notwithstanding the disappointments, The Fund did receive solid performance from many individual investments during the 12-month period. The better performers included diversified entertainment company Disney; pharmaceutical companies Merck, Abbott Labs, and Bristol-Myers Squibb; software company Microsoft; and financial corporation Chubb. In addition to Boeing, successful, long-term portfolio holdings that we sold after they met our price targets included telecom services company Verizon and railroad corporation Canadian Pacific.

    As we sold those Fund investments, we established new portfolio positions in several lower-priced domestic companies with what we believe are sound prospects, including Wells Fargo, in financials, and defense contractor Raytheon. As with many of the Fund's investments, both corporations currently have good dividend yields.

Q   What is your investment outlook?

A As we noted previously, value stocks have been out of favor for more than two years. Based on the long-term historical averages, we think lower-priced stocks should return to favor and produce solid returns over the long run. We believe we already may have started to see trends change, but the investment environment over the coming months should continue to be challenging as a variety of macroeconomic factors weigh on investors' minds. Among the issues moving the market over the short term are worries over Europe's debt problems, concerns about slowing economic growth in Asia, sluggish growth at home in the U.S., and political stalemate in Washington, D.C. Over the longer term, we believe that a disciplined value approach should produce good investment results.

Please refer to the Schedule of Investments on pages 18-21 for a full listing of Fund securities.

Investments in mid-sized companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than larger, more established companies.

The Fund invests in a limited number of securities and, as a result, the Fund's performance may be more volatile than the performance of other funds holding more securities.

6 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions. At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes.

                      Pioneer Fundamental Value Fund | Annual Report | 6/30/12 7

Portfolio Summary | 6/30/12

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                                         74.3%
Depositary Receipts for International Stocks                               19.4%
International Common Stocks                                                 4.0%
Temporary Cash Investments                                                  2.3%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

Health Care                                                                22.7%
Consumer Staples                                                           17.8%
Industrials                                                                17.7%
Financials                                                                 12.1%
Information Technology                                                      9.7%
Telecommunication Services                                                  7.5%
Consumer Discretionary                                                      5.5%
Energy                                                                      5.5%
Materials                                                                   1.5%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

1.       Merck & Co, Inc.                                                  4.35%
--------------------------------------------------------------------------------
2.       The Chubb Corp.                                                    4.23
--------------------------------------------------------------------------------
3.       Unilever NV (A.D.R.)                                               4.16
--------------------------------------------------------------------------------
4.       Covidien Plc                                                       4.12
--------------------------------------------------------------------------------
5.       Microsoft Corp.                                                    4.12
--------------------------------------------------------------------------------
6.       Abbott Laboratories, Inc.                                          4.08
--------------------------------------------------------------------------------
7.       The Walt Disney Co.                                                4.07
--------------------------------------------------------------------------------
8.       Vodafone Group Plc (A.D.R.)                                        4.07
--------------------------------------------------------------------------------
9.       United Technologies Corp.                                          4.06
--------------------------------------------------------------------------------
10.      Kraft Foods, Inc.                                                  4.03
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any securities listed.


8 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Prices and Distributions | 6/30/12

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Class                6/30/12                 6/30/11
--------------------------------------------------------------------------------

         A                   $18.12                 $18.96
--------------------------------------------------------------------------------
         B                   $18.01                 $18.81
--------------------------------------------------------------------------------
         C                   $17.93                 $18.74
--------------------------------------------------------------------------------
         R                   $17.87                 $18.69
--------------------------------------------------------------------------------
         Y                   $18.19                 $19.05
--------------------------------------------------------------------------------
         Z                   $18.03                 $18.91
--------------------------------------------------------------------------------

Distributions per Share: 7/1/11-6/30/12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              Net Investment     Short-Term        Long-Term
    Class         Income        Capital Gains    Capital Gains
--------------------------------------------------------------------------------
      A           $0.2822        $        --        $        --
--------------------------------------------------------------------------------
      B           $0.0848        $        --        $        --
--------------------------------------------------------------------------------
      C           $0.1308        $        --        $        --
--------------------------------------------------------------------------------
      R           $0.2296        $        --        $        --
--------------------------------------------------------------------------------
      Y           $0.3635        $        --        $        --
--------------------------------------------------------------------------------
      Z           $0.3647        $        --        $        --
--------------------------------------------------------------------------------

Index Definition
--------------------------------------------------------------------------------
The Standard & Poor's 500 Index is a commonly used measure of the broad U.S. stock market. The Russell 1000 Value Index measures the performance of large-cap U.S. value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 10-15.

                      Pioneer Fundamental Value Fund | Annual Report | 6/30/12 9

Performance Update | 6/30/12 Class                                      A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund at public offering price, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of June 30, 2012)
--------------------------------------------------------------------------------
                Net Asset     Public Offering
Period          Value (NAV)   Price (POP)
--------------------------------------------------------------------------------
10 Years         5.55%         4.93%
5 Years         -1.84         -2.99
1 Year          -2.85         -8.45
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2011)
--------------------------------------------------------------------------------
Gross
--------------------------------------------------------------------------------
1.13%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Fundamental    Russell 1000
                       Value Fund             Value Index          S&P 500 Index
6/30/2002               $9,425                $10,000              $10,000
6/30/2003               $8,947                 $9,898              $10,025
6/30/2004              $11,116                $11,989              $11,939
6/30/2005              $13,207                $13,675              $12,694
6/30/2006              $15,153                $15,330              $13,788
6/30/2007              $17,748                $18,681              $16,625
6/30/2008              $16,111                $15,173              $14,445
6/30/2009              $12,179                $10,769              $10,661
6/30/2010              $13,268                $12,590              $12,199
6/30/2011              $16,652                $16,234              $15,942
6/30/2012              $16,177                $16,722              $16,807

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class A shares of the Fund from December 1, 2001, to February 25, 2005, is the performance of Cullen Value Fund's single class, which has been restated to reflect differences in any applicable sales charge (but not other differences in expenses). If all expenses of the Fund were reflected, the performance would be lower.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

10 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Performance Update | 6/30/12                                      Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of June 30, 2012)
--------------------------------------------------------------------------------
                     If            If
Period               Held          Redeemed
--------------------------------------------------------------------------------
10 Years              4.86%         4.86%
5 Years              -2.72         -2.72
1 Year               -3.78         -7.61
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2011)
--------------------------------------------------------------------------------
Gross
--------------------------------------------------------------------------------
2.06%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Fundamental    Russell 1000
                       Value Fund             Value Index          S&P 500 Index
6/30/2002              $10,000                 $10,000             $10,000
6/30/2003               $9,496                  $9,898             $10,025
6/30/2004              $11,798                 $11,989             $11,939
6/30/2005              $13,983                 $13,675             $12,694
6/30/2006              $15,893                 $15,330             $13,788
6/30/2007              $18,450                 $18,681             $16,625
6/30/2008              $16,607                 $15,173             $14,445
6/30/2009              $12,436                 $10,769             $10,661
6/30/2010              $13,434                 $12,590             $12,199
6/30/2011              $16,707                 $16,234             $15,942
6/30/2012              $16,076                 $16,722             $16,807

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class B shares of the Fund from December 1, 2001, to February 25, 2005, is the performance of Cullen Value Fund's single class, which has been restated to reflect differences in any applicable sales charge (but not other differences in expenses). If all expenses of the Fund were reflected, the performance would be lower.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" results reflect the deduction of the maximum applicable contingent deferred sales charge (CDSC). The maximum CDSC is 4% and declines over five years. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise,fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 11

Performance Update | 6/30/12                                      Class C Shares

Investment Returns
--------------------------------------------------------------------------------

The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of June 30, 2012)
--------------------------------------------------------------------------------
              If        If
Period        Held      Redeemed
--------------------------------------------------------------------------------
10 Years       4.96%     4.96%
5 Years       -2.58     -2.58
1 Year        -3.58     -3.58
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2011)
--------------------------------------------------------------------------------
Gross
--------------------------------------------------------------------------------
1.87%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Fundamental     Russell 1000
                       Value Fund              Value Index         S&P 500 Index
6/30/2002              $10,000                 $10,000             $10,000
6/30/2003               $9,496                  $9,898             $10,025
6/30/2004              $11,798                 $11,989             $11,939
6/30/2005              $13,983                 $13,675             $12,694
6/30/2006              $15,913                 $15,330             $13,788
6/30/2007              $18,492                 $18,681             $16,625
6/30/2008              $16,657                 $15,173             $14,445
6/30/2009              $12,497                 $10,769             $10,661
6/30/2010              $13,516                 $12,590             $12,199
6/30/2011              $16,833                 $16,234             $15,942
6/30/2012              $16,230                 $16,722             $16,807

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class C shares of the Fund from December 1, 2001, to February 25, 2005, is the performance of Cullen Value Fund's single class, which has been restated to reflect differences in any applicable sales charge (but not other differences in expenses). If all expenses of the Fund were reflected, the performance would be lower.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Performance Update | 6/30/12                                      Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of June 30, 2012)
--------------------------------------------------------------------------------
              If        If
Period        Held      Redeemed
10 Years       5.14%     5.14%
5 Years       -2.08     -2.08
1 Year        -3.08     -3.08
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2011)
--------------------------------------------------------------------------------
              Gross     Net
--------------------------------------------------------------------------------
              1.63%     1.40%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Fundamental     Russell 1000
                       Value Fund              Value Index         S&P 500 Index
6/30/2002              $10,000                 $10,000             $10,000
6/30/2003               $9,448                  $9,898             $10,025
6/30/2004              $11,681                 $11,989             $11,939
6/30/2005              $13,810                 $13,675             $12,694
6/30/2006              $15,766                 $15,330             $13,788
6/30/2007              $18,327                 $18,681             $16,625
6/30/2008              $16,585                 $15,173             $14,445
6/30/2009              $12,510                 $10,769             $10,661
6/30/2010              $13,605                 $12,590             $12,199
6/30/2011              $17,026                 $16,234             $15,942
6/30/2012              $16,501                 $16,722             $16,807

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class R shares of the Fund from December 1, 2001, to February 25, 2005, is the performance of the predecessor Cullen Value Fund's single class, which has been restated to reflect the higher distribution and service fees of the Fund's Class R shares.

The performance shown for Class R shares for the period from February 28, 2005, to the commencement of operations of Class R shares on November 1, 2006, is based on the performance of the Pioneer Fundamental Value Fund's Class A shares, reduced to reflect the higher distribution and service fees of Class R shares. For the period beginning November 1, 2006, the actual performance of Class R shares is reflected. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitations currently in effect through November 1, 2013, for Class R shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 13

Performance Update | 6/30/12 Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of June 30, 2012)
--------------------------------------------------------------------------------
              If        If
Period        Held      Redeemed
--------------------------------------------------------------------------------
10 Years       5.83%     5.83%
5 Years       -1.47     -1.47
1 Year        -2.49     -2.49
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2011)
--------------------------------------------------------------------------------
Gross
--------------------------------------------------------------------------------
0.78%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                       Pioneer Fundamental     Russell 1000
                       Value Fund              Value Index         S&P 500 Index
6/30/2002              $5,000,000              $5,000,000          $5,000,000
6/30/2003              $4,747,906              $4,948,833          $5,012,329
6/30/2004              $5,899,006              $5,994,728          $5,969,646
6/30/2005              $7,013,070              $6,837,528          $6,346,817
6/30/2006              $8,073,422              $7,664,791          $6,894,144
6/30/2007              $9,483,502              $9,340,699          $8,312,557
6/30/2008              $8,642,777              $7,586,693          $7,222,526
6/30/2009              $6,553,203              $5,384,280          $5,330,472
6/30/2010              $7,173,610              $6,295,236          $6,099,642
6/30/2011              $9,033,042              $8,117,215          $7,970,986
6/30/2012              $8,808,601              $8,361,182          $8,403,677

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class Y shares of the Fund from December 1, 2001, to February 25, 2005, is the performance of the predecessor Cullen Value Fund's single class, which has not been restated to reflect any differences in expenses. The predecessor Cullen Value Fund had higher expenses than those of the Fund's Class Y shares. Since the fees for the predecessor fund's single class were higher than those of Class Y shares of the Fund, the performance of Class Y shares prior to their inception would have been higher than the performance shown.

Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

14 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Performance Update | 6/30/12                                      Class Z Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of June 30, 2012)
--------------------------------------------------------------------------------
              If        If
Period        Held      Redeemed
--------------------------------------------------------------------------------
10 Years       5.41%     5.41%
5 Years       -1.87     -1.87
1 Year        -2.61     -2.61
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2011)
--------------------------------------------------------------------------------
Gross
--------------------------------------------------------------------------------
0.76%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                       Pioneer Fundamental     Russell 1000
                       Value Fund              Value Index         S&P 500 Index
6/30/2002              $10,000                 $10,000             $10,000
6/30/2003               $9,496                  $9,898             $10,025
6/30/2004              $11,798                 $11,989             $11,939
6/30/2005              $14,017                 $13,675             $12,694
6/30/2006              $16,083                 $15,330             $13,788
6/30/2007              $18,623                 $18,681             $16,625
6/30/2008              $16,717                 $15,173             $14,445
6/30/2009              $12,627                 $10,769             $10,661
6/30/2010              $13,808                 $12,590             $12,199
6/30/2011              $17,396                 $16,234             $15,942
6/30/2012              $16,943                 $16,722             $16,807

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class Z shares of the Fund from December 1, 2001, to February 25, 2005, is the performance of the predecessor Cullen Value Fund's single class, which has not been restated to reflect any differences in expenses. The predecessor Cullen Value Fund had higher expenses than those of the Fund's Class Z shares. Since the fees for the predecessor fund's single class were higher than those of Class Z shares of the Fund, the performance of Class Z shares from December 1, 2001, through February 25, 2005, would have been higher than the performance shown.

Performance shown for Class Z shares for the period from February 25, 2005, to the inception of Class Z shares on November 1, 2008, reflects the NAV performance of the Pioneer Fundamental Value Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Z shares, the performance for Class Z shares from February 25, 2005, to November 1, 2008, would have been higher than that shown. Class Z shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 15

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.


This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses.You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1) Divide your account value by $1,000
    Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Fundamental Value Fund

Based on actual returns from January 1, 2012, through June 30, 2012.

-------------------------------------------------------------------------------------------
Share Class                 A           B          C          R          Y            Z
-------------------------------------------------------------------------------------------
Beginning Account Value  $1,000.00  $1,000.00  $1,000.00  $1,000.00  $1,000.00    $1,000.00
on 1/1/12
-------------------------------------------------------------------------------------------
Ending Account Value       $971.50    $962.20    $964.20    $969.20    $975.10      $973.90
(after expenses)
-------------------------------------------------------------------------------------------
on 6/30/12
Expenses Paid                $6.06     $10.65      $9.73      $7.18      $4.11        $4.62
During Period*
-------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.18%, 2.08%, 1.90%, 1.40% 0.80%, and 0.90% for Class A, Class B, Class C, Class R, Class Y, and Class Z respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).

16 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Fundamental Value Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from January 1, 2012, through June 30, 2012.

-----------------------------------------------------------------------------------------------
Share Class                  A           B           C           R           Y            Z
-----------------------------------------------------------------------------------------------
Beginning Account Value  $1,000.00   $1,000.00   $1,000.00   $1,000.00   $1,000.00    $1,000.00
on 1/1/12
-----------------------------------------------------------------------------------------------
Ending Account Value     $1,019.00   $1,014.52   $1,015.42   $1,017.90   $1,020.89    $1,020.39
(after expenses)
on 6/30/12
-----------------------------------------------------------------------------------------------
Expenses Paid                $5.92      $10.42       $9.52       $7.02       $4.02        $4.52
During Period*
-----------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.18%, 2.08%, 1.90%, 1.40% 0.80%, and 0.90% for Class A, Class B, Class C, Class R, Class Y, and Class Z respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 17

Schedule of Investments | 6/30/12

Shares                                                           Value
             COMMON STOCKS -- 96.0%
             ENERGY -- 5.3%
             Integrated Oil & Gas -- 2.5%
 4,201,000   Gazprom OAO (A.D.R.)                                $    39,909,500
   441,100   PetroChina Co, Ltd. (A.D.R.)                             56,963,654
                                                                 ---------------
                                                                 $    96,873,154
--------------------------------------------------------------------------------
             Oil & Gas Exploration & Production -- 2.8%
 1,881,400   ConocoPhillips                                      $   105,132,632
                                                                 ---------------
             Total Energy                                        $   202,005,786
--------------------------------------------------------------------------------
             MATERIALS -- 1.0%
             Fertilizers & Agricultural Chemicals -- 1.0%
   718,950   The Mosaic Co.                                      $    39,369,702
                                                                 ---------------
             Total Materials                                     $    39,369,702
--------------------------------------------------------------------------------
             CAPITAL GOODS -- 17.0%

             Aerospace & Defense -- 9.1%
 2,869,600   Exelis, Inc.                                        $    28,294,256
 1,434,800   ITT Corp.                                                25,252,480
 2,541,200   Raytheon Co.                                            143,806,508
 1,971,000   United Technologies Corp.                               148,869,630
                                                                 ---------------
                                                                 $   346,222,874
--------------------------------------------------------------------------------
             Heavy Electrical Equipment -- 2.5%
 3,713,800   ABB, Ltd. (A.D.R.)                                  $    60,609,216
11,754,200   Alstom SA (A.D.R.)                                       36,790,646
                                                                 ---------------
                                                                 $    97,399,862
--------------------------------------------------------------------------------
             Industrial Conglomerates -- 3.5%
 1,504,850   3M Co.                                              $   134,834,560
--------------------------------------------------------------------------------
             Industrial Machinery -- 1.9%
 2,869,600   Xylem, Inc.                                         $    72,227,832
                                                                 ---------------
             Total Capital Goods                                 $   650,685,128
--------------------------------------------------------------------------------
             AUTOMOBILES & COMPONENTS -- 1.4%
             Auto Parts & Equipment -- 1.4%
   824,600   BorgWarner, Inc.*                                   $    54,085,514
                                                                 ---------------
             Total Automobiles & Components                      $    54,085,514
--------------------------------------------------------------------------------
             MEDIA -- 3.9%
             Movies & Entertainment -- 3.9%
 3,080,100   The Walt Disney Co.                                 $   149,384,850
                                                                 ---------------
             Total Media                                         $   149,384,850
--------------------------------------------------------------------------------
             FOOD, BEVERAGE & TOBACCO -- 13.3%
             Agricultural Products -- 1.7%
 2,270,000   Archer-Daniels-Midland Co.                          $    67,010,400
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

18 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

--------------------------------------------------------------------------------
Shares                                                           Value
--------------------------------------------------------------------------------
             Packaged Foods & Meats -- 11.6%
 3,825,650   Kraft Foods, Inc.                                   $   147,746,603
 2,373,500   Nestle SA (A.D.R.)                                      141,792,890
 4,569,500   Unilever NV (A.D.R.)                                    152,392,825
                                                                 ---------------
                                                                 $   441,932,318
                                                                 ---------------
             Total Food, Beverage & Tobacco                      $   508,942,718
--------------------------------------------------------------------------------
             HOUSEHOLD & PERSONAL PRODUCTS -- 3.8%
             Household Products -- 3.8%
 1,720,000   Kimberly-Clark Corp.                                $   144,084,400
                                                                 ---------------
             Total Household & Personal Products                 $   144,084,400
--------------------------------------------------------------------------------
             HEALTH CARE EQUIPMENT & SERVICES -- 4.0%
             Health Care Equipment -- 4.0%
 2,827,000   Covidien Plc                                        $   151,244,500
                                                                 ---------------
             Total Health Care Equipment & Services              $   151,244,500
--------------------------------------------------------------------------------
             PHARMACEUTICALS, BIOTECHNOLOGY & LIFE SCIENCES -- 17.9%
             Pharmaceuticals -- 17.9%
 2,321,690   Abbott Laboratories, Inc.                           $   149,679,354
 3,809,200   Bristol-Myers Squibb Co.                                136,940,740
 2,159,500   Johnson & Johnson                                       145,895,820
 3,818,700   Merck & Co., Inc.                                       159,430,726
 1,617,950   Novartis AG (A.D.R.)                                     90,443,405
                                                                 ---------------
                                                                 $   682,390,045
                                                                 ---------------
             Total Pharmaceuticals, Biotechnology & Life
             Sciences                                            $   682,390,045
--------------------------------------------------------------------------------
             BANKS -- 2.7%
             Diversified Banks -- 2.7%
 3,130,000   Wells Fargo & Co.                                   $   104,667,200
                                                                 ---------------
             Total Banks                                         $   104,667,200
--------------------------------------------------------------------------------
             DIVERSIFIED FINANCIALS -- 4.9%
             Other Diversified Financial Services -- 4.9%
 2,448,140   Citigroup, Inc.                                     $    67,103,517
 3,307,050   JPMorgan Chase & Co.                                    118,160,896
                                                                 ---------------
                                                                 $   185,264,413
                                                                 ---------------
             Total Diversified Financials                        $   185,264,413
--------------------------------------------------------------------------------
             INSURANCE -- 4.1%
             Property & Casualty Insurance -- 4.1%
 2,132,000   The Chubb Corp.                                     $   155,252,240
                                                                 ---------------
             Total Insurance                                     $   155,252,240
--------------------------------------------------------------------------------
             SOFTWARE & SERVICES -- 4.0%
             Systems Software -- 4.0%
 4,944,000   Microsoft Corp.                                     $   151,236,960
                                                                 ---------------
             Total Software & Services                           $   151,236,960
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 19

--------------------------------------------------------------------------------
Shares                                                           Value
--------------------------------------------------------------------------------
             TECHNOLOGY HARDWARE & EQUIPMENT -- 5.4%
             Computer Hardware -- 1.4%
 2,583,000   Hewlett-Packard Co.                                 $    51,944,130
--------------------------------------------------------------------------------
             Technology Distributors -- 4.0%
 2,350,000   Arrow Electronics, Inc.*                            $    77,103,500
 2,521,231   Avnet, Inc.*                                             77,805,189
                                                                 ---------------
                                                                 $   154,908,689
                                                                 ---------------
             Total Technology Hardware & Equipment               $   206,852,819
--------------------------------------------------------------------------------
             TELECOMMUNICATION SERVICES -- 7.3%
             Integrated Telecommunication Services -- 3.4%
 3,589,000   AT&T, Inc.                                          $   127,983,740
--------------------------------------------------------------------------------
             Wireless Telecommunication Services -- 3.9%
 5,300,000   Vodafone Group Plc (A.D.R.)                         $   149,354,000
                                                                 ---------------
             Total Telecommunication Services                    $   277,337,740
--------------------------------------------------------------------------------
             TOTAL COMMON STOCKS
             (Cost $3,102,531,914)                               $ 3,662,804,015
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Principal
Amount ($)
--------------------------------------------------------------------------------
             TEMPORARY CASH INVESTMENTS -- 2.1%
             Repurchase Agreements -- 2.1%
 9,405,000   Deutschebank AG, 0.2%, dated 6/29/12, repurchase
             price of $9,405,000 plus accrued interest on 7/2/12
             collateralized by the following:
                $287,487 U.S. Treasury Bond, 2.0-3.375%,
                11/15/26-4/15/32
                $9,305,613 U.S. Treasury Strip, 0.0-2.625%,
                8/15/12-2/15/42                                  $     9,405,000
21,405,000   JPMorgan, Inc., 0.18%, dated 6/29/12, repurchase
             price of $21,405,000 plus accrued interest
             on 7/2/12 collateralized by $21,833,432
             Federal National Mortgage Association (ARM),
             1.755-5.97%, 3/1/34-1/1/42                               21,405,000
25,405,000   RBC Capital Markets, Inc., 0.14%, dated 6/29/12,
             repurchase price of $25,405,000 plus accrued
             interest on 7/2/12 collateralized by $25,913,101
             Government National Mortgage Association, 3.5-5.5%,
             2/15/40-6/20/42                                          25,405,000

The accompanying notes are an integral part of these financial statements.

20 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

------------------------------------------------------------------------------------
Principal
Amount ($)                                                          Value
------------------------------------------------------------------------------------
25,405,000   TD Securities, Inc., 0.14%, dated 6/29/12, repurchase
             price of $25,405,000 plus accrued interest on 7/2/12
             collateralized by $25,913,111
             U.S. Treasury Notes, 2.625-4.5%, 7/31/14-5/15/38       $     25,405,000
                                                                    ----------------
                                                                    $     81,620,000
                                                                    ----------------
             TOTAL TEMPORARY CASH INVESTMENTS
             (Cost $81,620,000)                                     $     81,620,000
------------------------------------------------------------------------------------
             TOTAL INVESTMENT IN SECURITIES -- 98.1%
             (Cost $3,184,151,914) (a)                              $  3,744,424,015
------------------------------------------------------------------------------------
             OTHER ASSETS & LIABILITIES -- 1.9%                     $     72,874,021
====================================================================================
             TOTAL NET ASSETS -- 100.0%                             $  3,817,298,036
====================================================================================

*         Non-income producing security.
(A.D.R.)  American Depositary Receipt.
(a) At June 30, 2012, the net unrealized gain on investments based on cost for federal income tax purposes of $3,184,543,870 was as follows:

             Aggregate gross unrealized gain for all investments in which
                there is an excess of value over tax cost                   $  747,414,919
                                                                            --------------
             Aggregate gross unrealized loss for all investments in which
                there is an excess of tax cost over value                   $ (187,534,774)
                                                                            --------------
             Net unrealized gain                                            $  559,880,145
                                                                            --------------

Purchases and sales of securities (excluding temporary cash investments) for the year ended June 30, 2012 aggregated $558,409,784 and $1,680,291,278, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

   Level 1 - quoted prices in active markets for identical securities

   Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

   Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments)

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services) are categorized as Level 3. See Notes to Financial Statements -- Note 1A.

The following is a summary of the inputs used as of June 30, 2012, in valuing the Fund's assets:

--------------------------------------------------------------------------------
                         Level 1          Level 2      Level 3    Total
--------------------------------------------------------------------------------
Common Stocks            $3,662,804,015   $       --   $   --     $3,662,804,015
Repurchase Agreements               --    81,620,000       --         81,620,000
--------------------------------------------------------------------------------
Total                    $3,662,804,015  $81,620,000   $   --     $3,744,424,015
================================================================================

The accompanying notes are an integral part of these financial statements.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 21

Statement of Assets and Liabilities | 6/30/12

ASSETS:
   Investment in securities (cost $3,184,151,914)                $3,744,424,015
   Cash                                                              15,758,718
   Receivables --
     Investment securities sold                                      50,663,469
     Fund shares sold                                                 4,973,910
     Dividends and interest                                          13,579,774
     Due from Pioneer Investment Management, Inc.                         8,496
   Other                                                                824,588
--------------------------------------------------------------------------------
       Total assets                                              $3,830,232,970
================================================================================
LIABILITIES:
   Payables --
     Fund shares repurchased                                         11,460,396
     Dividends                                                              204
   Due to affiliates                                                  1,347,346
   Accrued expenses                                                     126,988
--------------------------------------------------------------------------------
       Total liabilities                                         $   12,934,934
================================================================================
NET ASSETS:
   Paid-in capital                                               $3,783,760,921
   Undistributed net investment income                               42,057,740
   Accumulated net realized loss on investments                    (568,792,726)
   Net unrealized gain on investments                               560,272,101
--------------------------------------------------------------------------------
       Total net assets                                          $3,817,298,036
================================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $1,296,115,846/71,540,671 shares)           $        18.12
   Class B (based on $38,996,357/2,165,119 shares)               $        18.01
   Class C (based on $293,695,897/16,378,870 shares)             $        17.93
   Class R (based on $29,238,765/1,636,601 shares)               $        17.87
   Class Y (based on $2,119,612,905/116,556,553 shares)          $        18.19
   Class Z (based on $39,638,266/2,198,546 shares)               $        18.03
MAXIMUM OFFERING PRICE:
   Class A ($18.12 (division) 94.25%)                            $        19.23
--------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Statement of Operations

For the Year Ended 6/30/12

INVESTMENT INCOME:
   Dividends (net of foreign taxes withheld of $4,035,919)     $  119,997,864
   Income from securities loaned, net                                 221,832
   Interest                                                            83,708
-------------------------------------------------------------------------------------------------
       Total investment income                                                     $  120,303,404
=================================================================================================
EXPENSES:
   Management fees                                             $   27,584,578
   Transfer agent fees
      Class A                                                       1,330,650
      Class B                                                         101,023
      Class C                                                         338,955
      Class R                                                          25,677
      Class Y                                                         339,628
      Class Z                                                          16,609
   Distribution fees
      Class A                                                       4,037,909
      Class B                                                         452,908
      Class C                                                       3,535,079
      Class R                                                         157,957
   Shareholder communication expense                                6,428,281
   Administrative reimbursements                                    1,289,967
   Custodian fees                                                      78,427
   Registration fees                                                  209,313
   Professional fees                                                  211,745
   Printing expense                                                   113,480
   Fees and expenses of nonaffiliated trustees                        142,423
   Miscellaneous                                                      852,857
-------------------------------------------------------------------------------------------------
       Total expenses                                                              $   47,247,466
      Less fees waived and expenses reimbursed by Pioneer
        Investment Management, Inc.                                                       (55,875)
-------------------------------------------------------------------------------------------------
      Net expenses                                                                 $   47,191,591
-------------------------------------------------------------------------------------------------
        Net investment income                                                      $   73,111,813
-------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
   Net realized gain/loss on:
      Investments                                              $  (23,688,578)
      Class Actions                                                     2,013      $  (23,686,565)
-------------------------------------------------------------------------------------------------
   Change in net unrealized gain on investments                                    $ (247,657,627)
-------------------------------------------------------------------------------------------------
      Net loss on investments                                                      $ (271,344,192)
-------------------------------------------------------------------------------------------------
      Net decrease in net assets resulting from operations                         $ (198,232,379)
=================================================================================================

The accompanying notes are an integral part of these financial statements.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 23

Statements of Changes in Net Assets

------------------------------------------------------------------------------------------------------
                                                                   Year Ended         Year Ended
                                                                   6/30/12            6/30/11
------------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                              $     73,111,813   $    69,245,287
Net realized gain (loss) on investments and class actions               (23,686,565)      135,563,357
Change in net unrealized gain (loss) on investments                    (247,657,627)      944,021,896
------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets resulting
     from operations                                               $   (198,232,379)  $ 1,148,830,540
------------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.28 and $0.18 per share, respectively)               $    (26,025,849)  $   (22,372,948)
   Class B ($0.08 and $0.01 per share, respectively)                       (221,047)          (24,296)
   Class C ($0.13 and $0.05 per share, respectively)                     (2,656,119)       (1,335,658)
   Class R ($0.23 and $0.17 per share, respectively)                       (390,615)         (345,314)
   Class Y ($0.36 and $0.25 per share, respectively)                    (49,749,784)      (34,305,744)
   Class Z ($0.36 and $0.25 per share, respectively)                       (733,366)         (486,529)
------------------------------------------------------------------------------------------------------
   Total distributions to shareowners                              $    (79,776,780)  $   (58,870,489)
------------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                   $    817,445,443   $ 1,288,408,164
Reinvestment of distributions                                            71,231,056        51,859,646
Cost of shares repurchased                                           (2,138,832,777)   (1,636,034,162)
------------------------------------------------------------------------------------------------------
   Net decrease in net assets resulting from Fund
     share transactions                                            $ (1,250,156,278)  $  (295,766,352)
------------------------------------------------------------------------------------------------------
   Net increase (decrease) in net assets                           $ (1,528,165,437)  $   794,193,699
NET ASSETS:
Beginning of year                                                     5,345,463,473     4,551,269,774
------------------------------------------------------------------------------------------------------
End of year                                                        $  3,817,298,036   $ 5,345,463,473
=====================================================================================================
Undistributed net investment income                                $     42,057,740   $    48,722,707
=====================================================================================================

The accompanying notes are an integral part of these financial statements.

24 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

----------------------------------------------------------------------------------------------------
                                       '12 Shares    '12 Amount        '11 Shares    '11 Amount
----------------------------------------------------------------------------------------------------
CLASS A
Shares sold                             13,241,829   $  231,750,096     24,555,876   $  437,124,157
Reinvestment of distributions            1,411,139       24,074,045      1,139,974       20,656,331
Less shares repurchased                (54,009,256)    (945,690,044)   (47,648,972)    (853,065,257)
----------------------------------------------------------------------------------------------------
   Net decrease                        (39,356,288)  $ (689,865,903)   (21,953,122)  $ (395,284,769)
===================================================================================================
CLASS B
Shares sold                                 38,884   $      670,121         71,071   $    1,260,798
Reinvestment of distributions               10,981          187,142          1,148           20,728
Less shares repurchased                   (955,228)     (16,626,750)    (1,127,701)     (19,997,521)
----------------------------------------------------------------------------------------------------
   Net decrease                           (905,363)  $  (15,769,487)    (1,055,482)  $  (18,715,995)
===================================================================================================
CLASS C
Shares sold                              1,240,313   $   21,455,404      2,720,822   $   48,118,007
Reinvestment of distributions              119,665        2,028,320         56,070        1,008,075
Less shares repurchased                 (8,738,581)    (151,316,516)    (7,668,568)    (135,130,166)
----------------------------------------------------------------------------------------------------
   Net decrease                         (7,378,603)  $ (127,832,792)    (4,891,676)  $  (86,004,084)
===================================================================================================
CLASS R
Shares sold                                552,493   $    9,558,548      1,043,773   $   18,369,151
Reinvestment of distributions               20,791          350,327         17,959          321,116
Less shares repurchased                 (1,026,178)     (17,944,040)      (671,585)     (12,084,888)
----------------------------------------------------------------------------------------------------
   Net increase (decrease)                (452,894)  $   (8,035,165)       390,147   $    6,605,379
===================================================================================================
CLASS Y
Shares sold                             30,423,835   $  533,381,688     42,477,718   $  759,597,787
Reinvestment of distributions            2,566,042       43,879,311      1,623,335       29,496,003
Less shares repurchased                (55,840,775)    (982,922,063)   (33,376,068)    (599,345,591)
----------------------------------------------------------------------------------------------------
   Net increase (decrease)             (22,850,898)  $ (405,661,064)    10,724,985   $  189,748,199
===================================================================================================
CLASS Z
Shares sold                              1,198,283   $   20,629,586      1,325,876   $   23,938,264
Reinvestment of distributions               41,951          711,911         19,822          357,393
Less shares repurchased                 (1,416,148)     (24,333,364)      (933,149)     (16,410,739)
----------------------------------------------------------------------------------------------------
   Net increase (decrease)                (175,914)  $   (2,991,867)       412,549   $    7,884,918
===================================================================================================

The accompanying notes are an integral part of these financial statements.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 25

Financial Highlights

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Year          Year         Year         Year          Year
                                                                  Ended         Ended        Ended        Ended         Ended
                                                                  6/30/12       6/30/11      6/30/10      6/30/09       6/30/08
------------------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                              $    18.96    $    15.26   $    14.15   $    18.97    $    21.21
------------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                          $     0.35    $     0.25   $     0.19   $     0.22    $     0.24
   Net realized and unrealized gain (loss) on investments              (0.91)         3.63         1.09        (4.86)        (2.16)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations                $    (0.56)   $     3.88   $     1.28   $    (4.64)   $    (1.92)
------------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                               (0.28)        (0.18)       (0.17)       (0.18)        (0.27)
   Net realized gain                                                      --            --           --           --         (0.05)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                        $    (0.84)   $     3.70   $     1.11   $    (4.82)   $    (2.24)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                    $    18.12    $    18.96   $    15.26   $    14.15    $    18.97
====================================================================================================================================
Total return*                                                          (2.85)%       25.50%        8.95%      (24.41)%       (9.22)%
Ratio of net expenses to average net assets+                            1.18%         1.13%        1.17%        1.18%         1.09%
Ratio of net investment income to average net assets+                   1.48%         1.23%        1.08%        1.63%         1.28%
Portfolio turnover rate                                                   13%           12%          12%          19%           13%
Net assets, end of period (in thousands)                          $1,296,116    $2,102,980   $2,027,653   $2,021,300    $2,224,629
Ratios with no reimbursement of fees and assumption of
   expenses by the Adviser and no reduction for fees paid
   indirectly:
   Total expenses                                                       1.18%         1.13%        1.17%        1.18%         1.09%
   Net investment income                                                1.48%         1.23%        1.08%        1.63%         1.28%
Ratios with reimbursement of fees and assumption of
   expenses by the Adviser and reduction for fees paid
   indirectly:
   Net expenses                                                         1.18%         1.13%        1.17%        1.18%         1.09%
   Net investment income                                                1.48%         1.23%        1.08%        1.63%         1.29%
------------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

26 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

--------------------------------------------------------------------------------------------------------------------------
                                                                   Year        Year       Year       Year        Year
                                                                   Ended       Ended      Ended      Ended       Ended
                                                                   6/30/12     6/30/11    6/30/10    6/30/09     6/30/08
--------------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                               $ 18.81     $ 15.13    $ 14.03    $ 18.75     $  20.96
--------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                           $  0.18     $  0.10    $  0.06    $  0.12     $   0.08
   Net realized and unrealized gain (loss) on investments            (0.90)       3.59       1.07      (4.83)       (2.16)
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations                 $ (0.72)    $  3.69    $  1.13    $ (4.71)    $  (2.08)
--------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                             (0.08)      (0.01)     (0.03)     (0.01)       (0.08)
   Net realized gain                                                    --          --         --         --        (0.05)
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                         $ (0.80)    $  3.68    $  1.10    $ (4.72)    $  (2.21)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                     $ 18.01     $ 18.81    $ 15.13    $ 14.03     $  18.75
===========================================================================================================================
Total return*                                                        (3.78)%     24.37%      8.03%    (25.12)%      (9.99)%
Ratio of net expenses to average net assets+                          2.08%       2.06%      2.05%      2.12%        1.93%
Ratio of net investment income to average net assets+                 0.59%       0.30%      0.19%      0.66%        0.44%
Portfolio turnover rate                                                 13%         12%        12%        19%          13%
Net assets, end of period (in thousands)                           $38,996     $57,748    $62,428    $68,240     $104,145
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                     2.08%       2.06%      2.05%      2.12%        1.93%
   Net investment income                                              0.59%       0.30%      0.19%      0.66%        0.44%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                       2.08%       2.06%      2.05%      2.11%        1.92%
   Net investment income                                              0.59%       0.30%      0.19%      0.67%        0.45%
--------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 27

---------------------------------------------------------------------------------------------------------------------------
                                                                Year         Year        Year        Year        Year
                                                                Ended        Ended       Ended       Ended       Ended
                                                                6/30/12      6/30/11     6/30/10     6/30/09     6/30/08
---------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                            $  18.74     $  15.09    $  14.00    $  18.72    $  20.95
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                        $   0.21     $   0.11    $   0.06    $   0.13    $   0.09
   Net realized and unrealized gain (loss) on investments          (0.89)        3.59        1.09       (4.81)      (2.15)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations              $  (0.68)    $   3.70    $   1.15    $  (4.68)   $  (2.06)
---------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                           (0.13)       (0.05)      (0.06)      (0.04)      (0.12)
   Net realized gain                                                  --           --          --          --       (0.05)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                      $  (0.81)    $   3.65    $   1.09    $  (4.72)   $  (2.23)
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $  17.93     $  18.74    $  15.09    $  14.00    $  18.72
===========================================================================================================================
Total return*                                                      (3.58)%      24.54%       8.16%     (24.98)%     (9.92)%
Ratio of net expenses to average net assets+                        1.90%        1.87%       1.92%       1.96%       1.85%
Ratio of net investment income to average net assets+               0.78%        0.49%       0.33%       0.83%       0.51%
Portfolio turnover rate                                               13%          12%         12%         19%         13%
Net assets, end of period (in thousands)                        $293,696     $445,252    $432,245    $425,022    $588,241
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                   1.90%        1.87%       1.92%       1.96%       1.85%
   Net investment income                                            0.78%        0.49%       0.33%       0.83%       0.51%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                     1.90%        1.87%       1.92%       1.96%       1.84%
   Net investment income                                            0.78%        0.49%       0.33%       0.83%       0.52%
---------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

28 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

---------------------------------------------------------------------------------------------------------------------------
                                                                   Year         Year       Year       Year        Year
                                                                   Ended        Ended      Ended      Ended       Ended
                                                                   6/30/12      6/30/11    6/30/10    6/30/09     6/30/08
---------------------------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                               $ 18.69      $ 15.08    $ 14.03    $ 18.84     $ 21.15
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                           $  0.28      $  0.15    $  0.09    $  0.13     $  0.32
   Net realized and unrealized gain (loss) on investments            (0.87)        3.63       1.15      (4.76)      (2.29)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations                 $ (0.59)     $  3.78    $  1.24    $ (4.63)    $ (1.97)
---------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                             (0.23)       (0.17)     (0.19)     (0.18)      (0.29)
   Net realized gain                                                    --           --         --         --       (0.05)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                         $ (0.82)     $  3.61    $  1.05    $ (4.81)    $ (2.31)
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                     $ 17.87      $ 18.69    $ 15.08    $ 14.03     $ 18.84
===========================================================================================================================
Total return*                                                        (3.08)%      25.15%      8.75%    (24.57)%     (9.51)%
Ratio of net expenses to average net assets+                          1.40%        1.40%      1.40%      1.40%       1.41%
Ratio of net investment income to average net assets+                 1.28%        0.99%      0.93%      1.47%       1.13%
Portfolio turnover rate                                                 13%          12%        12%        19%         13%
Net assets, end of period (in thousands)                           $29,239      $39,046    $25,618    $ 9,420     $ 4,231
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                     1.54%        1.63%      1.85%      2.11%       1.48%
   Net investment income                                              1.14%        0.76%      0.48%      0.76%       1.06%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                       1.40%        1.40%      1.40%      1.40%       1.40%
   Net investment income                                              1.28%        0.99%      0.93%      1.47%       1.14%
---------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 29

------------------------------------------------------------------------------------------------------------------------------
                                                              Year          Year         Year         Year          Year
                                                              Ended         Ended        Ended        Ended         Ended
                                                              6/30/12       06/30/11     6/30/10      6/30/09       6/30/08
------------------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                          $    19.05    $    15.34   $    14.21   $    19.07    $  21.30
------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                      $     0.36    $     0.27   $     0.19   $     0.21    $   0.29
   Net realized and unrealized gain (loss) on investments          (0.86)         3.69         1.17        (4.83)      (2.14)
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $    (0.50)   $     3.96   $     1.36   $    (4.62)   $  (1.85)
------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                           (0.36)        (0.25)       (0.23)       (0.24)      (0.33)
   Net realized gain                                                  --            --           --           --       (0.05)
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $    (0.86)   $     3.71   $     1.13   $    (4.86)   $  (2.23)
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $    18.19    $    19.05   $    15.34   $    14.21    $  19.07
==============================================================================================================================
Total return*                                                      (2.49)%       25.92%        9.47%      (24.18)%     (8.87)%
Ratio of net expenses to average net assets+                        0.80%         0.78%        0.75%        0.83%       0.75%
Ratio of net investment income to average net assets+               1.89%         1.61%        1.50%        2.01%       1.62%
Portfolio turnover rate                                               13%           12%          12%          19%         13%
Net assets, end of period (in thousands)                      $2,119,613    $2,655,530   $1,973,461   $1,231,649    $818,534
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                   0.80%         0.78%        0.75%        0.83%       0.75%
   Net investment income                                            1.89%         1.61%        1.50%        2.01%       1.62%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                     0.80%         0.78%        0.75%        0.83%       0.75%
   Net investment income                                            1.89%         1.61%        1.50%        2.01%       1.62%
------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

30 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

---------------------------------------------------------------------------------------------------------------------------
                                                                        Year          Year         Year         11/1/08 (a)
                                                                        Ended         Ended        Ended        to
                                                                        6/30/12       6/30/11      6/30/10      6/30/09
---------------------------------------------------------------------------------------------------------------------------
Class Z
Net asset value, beginning of period                                    $ 18.91       $ 15.22      $ 14.12      $ 15.66
---------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                                $  0.35       $  0.28      $  0.14      $  0.17
   Net realized and unrealized gain (loss) on investments                 (0.87)         3.66         1.20        (1.46)
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations                      $ (0.52)      $  3.94      $  1.34      $ (1.29)
---------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                                  (0.36)        (0.25)       (0.24)       (0.25)
   Net realized gain                                                         --            --           --           --
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                              $ (0.88)      $  3.69      $  1.10      $ (1.54)
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                          $ 18.03       $ 18.91      $ 15.22      $ 14.12
===========================================================================================================================
Total return*                                                             (2.61)%       25.98%        9.36%        8.16%***
Ratio of net expenses to average net assets+                               0.90%         0.76%        0.80%        0.83%**
Ratio of net investment income to average net assets+                      1.80%         1.68%        1.49%        1.97%**
Portfolio turnover rate                                                      13%           12%          12%          19%**
Net assets, end of period (in thousands)                                $39,638       $44,907      $29,865      $ 5,674
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
     Total expenses                                                        0.93%         0.76%        0.80%        0.83%**
     Net investment income                                                 1.77%         1.68%        1.49%        1.97%**
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
     Net expenses                                                          0.90%         0.76%        0.80%        0.83%**
     Net investment income                                                 1.80%         1.68%        1.49%        1.97%**
---------------------------------------------------------------------------------------------------------------------------

(a) Class Z shares were first publicly offered on November 1, 2008.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period.
**  Annualized.
*** Not annualized.
+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 31

Notes to Financial Statements | 6/30/12

1. Organization and Significant Accounting Policies

Pioneer Fundamental Value Fund (formerly known as Pioneer Cullen Value Fund) (the "Fund") is a series of Pioneer Series Trust III, a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified open-end management investment company. The investment objective of the Fund is to seek capital appreciation. Current income is a secondary objective.

The Fund offers six classes of shares designated as Class A, Class B, Class C, Class R, Class Y and Class Z shares. Effective as of the close of business on December 31, 2009, Class B shares are no longer offered to new or existing shareholders, except that dividends and/or capital gain distributions may continue to be reinvested in Class B shares, and shareholders may exchange their Class B shares for Class B shares of other Pioneer funds, as permitted by existing exchange privileges. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y or Class Z shares. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

32 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.  Security Valuation

    Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
    (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities that have traded on an exchange are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued at the mean between the last bid and asked prices. Short-term fixed income securities with remaining maturities of sixty days or less generally are valued at amortized cost. Money market mutual funds are valued at net asset value.

    Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times.

    Securities for which market prices and/or quotations are not readily available or are considered to be unreliable are valued using fair value methods pursuant to procedures adopted by the Board of Trustees. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ from exchange prices.

    At June 30, 2012, there were no securities that were valued using fair value methods (other than securities that were valued using prices supplied by independent pricing services). Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities.

    Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

    Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 33

B.  Federal Income Taxes

    It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years for the prior three fiscal years remain subject to examination by federal and state tax authorities.

    The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

    At June 30, 2012, the Fund was permitted to carry forward indefinitely $23,686,565 of short term losses under the Regulated Investment Company Modernization Act of 2010 without limitation. Additionally, at June 30, 2012, the Fund had a net capital loss carryforward of $544,714,205 of, which the following amounts will expire between 2016 and 2018 if not utilized:
    $28,235,355 in 2016, $170,605,729 in 2017 and $345,873,121 in 2018. Since
    new losses are required to be utilized prior to losses incurred in pre-enactment tax years, pre-enactment capital loss carryforwards may be more likely to expire unused. Included in this amount is $28,235,355 of capital losses which, as a result of the reorganization with Regions Morgan Keegan Select Value fund on May 15, 2009, may be subject to limitations imposed by the Internal Revenue Code.

    The tax character of distributions paid during the years ended June 30, 2012 and June 30, 2011 were as follows:

--------------------------------------------------------------------------------
                                                          2012              2011
--------------------------------------------------------------------------------
Distributions paid from:
Ordinary income                                    $79,776,780       $58,870,489
Long-term capital gain                                      --                --
--------------------------------------------------------------------------------
Total                                              $79,776,780       $58,870,489
================================================================================

The following shows the components of distributable earnings on a federal income tax basis at June 30, 2012:

--------------------------------------------------------------------------------
                                                                           2012
--------------------------------------------------------------------------------
Distributable earnings:
Undistributed ordinary income                                     $  42,057,740
Capital loss carryforward                                          (568,400,770)
Unrealized appreciation                                             559,880,145
--------------------------------------------------------------------------------
Total                                                              $ 33,537,115
================================================================================

34 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

    The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.

C.  Fund Shares

    The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $80,848 in underwriting commissions on the sale of Class A shares during the year ended June 30, 2012.

D.  Class Allocations

    Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day.

    Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C, and Class R shares of the Fund, respectively (see Note 4). Class Y and Class Z shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see
    Note 3). During the year ended June 30, 2012 the Portfolio recognized gains of $2,013 in settlement of class action lawsuits from several different companies, as reflected on the Statement of Operations.

    Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class B, Class C, Class R, Class Y and Class Z shares can reflect different transfer agent and distribution expense rates.

E.  Risks

    At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 35

F.  Repurchase Agreements

    With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or a subcustodian of the Fund. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

G.  Securities Lending

    The Fund may lend securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary investments. Credit Suisse AG, New York Branch, as the Fund's securities lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive payments in lieu of dividends or interest on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. If the required market value of the collateral is less than the value of the loaned securities, the borrower is required to deliver additional collateral for the account of the Fund prior to the close of business on that day. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund is required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined. At June 30, 2012, the Fund had no securities on loan.

2.  Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.70% of the Fund's average daily net assets up to $1 billion, 0.65% of the next $1 billion, 0.60% of the next $1 billion, 0.55% of the next $4.5 billion, and 0.525% on assets over $7.5 billion. Prior to January 1, 2011, the Fund's management fee was calculated daily at the annual rate of 0.70% of the Fund's average daily net assets up to $1 billion, 0.65% of the next $1 billion, 0.60% of the next $1

36 Pioneer Fundamental Value Fund | Annual Report | 6/30/12 billion, and 0.55% on assets over $3 billion. For the year ended June 30, 2012, the effective management fee (excluding waivers and/or assumption of expenses) was equivalent to 0.62% of the Fund's average daily net assets.

PIM, and not the Fund, pays a portion of the fee it receives from the Fund to Cullen Capital Management LLC as compensation for Cullen's subadvisory services to the Fund.

PIM has contractually agreed to limit ordinary operating expenses of the Fund to the extent required to reduce Fund expenses to 1.26%, 1.40% and 1.01% of the average daily net assets attributable to Class A, Class R and Class Y shares respectively. Class B, Class C and Class Z shares do not have an expense limitation. Fees waived and expenses reimbursed during the year ended June 30, 2012 are reflected on the Statement of Operations. These expense limitations are in effect through November 1, 2013 for Class R shares, and through June 1, 2013 for Class A and Class Y shares. PIM also contractually agreed to limit ordinary operating expenses of the Fund to the extent required to reduce Fund expenses to 1.25% of the average daily net assets attributable to Class A shares. That expense limitation was in effect through November 1, 2010. Prior to November 1, 2010, Pioneer contractually agreed to limit ordinary operating expenses of the Fund to 2.15% of the average daily net assets attributable to Class B shares. The expense limitation expired on November 1, 2010. There can be no assurance that PIM will extend the expense limitation agreement for a class of shares beyond the dates referred to above.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $270,086 in management fees, administrative costs and certain other reimbursements payable to PIM at June 30, 2012.

Effective March 5, 2012 PIM has retained Brown Brothers Harriman & Co. to provide certain sub-administration and accounting services to the Fund.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the year ended June 30, 2012, such out-of-pocket expenses by class of shares were as follows:

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 37

--------------------------------------------------------------------------------
Shareholder Communications:
--------------------------------------------------------------------------------
Class A                                                               $2,595,591
Class B                                                                   85,781
Class C                                                                  464,129
Class R                                                                   70,745
Class Y                                                                2,747,709
Class Z                                                                   80,326
--------------------------------------------------------------------------------
   Total                                                              $6,428,281
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $1,023,045 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at June 30, 2012.

4. Distribution and Service Plans

The Fund has adopted a distribution plan ("The Plan") pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B, Class C, and Class R shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Plan, the Fund further pays PFD 0.50% of the average daily net assets attributable to Class R shares for distribution services. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $54,215 in distribution fees payable to PFD at June 30, 2012.

The Fund also has adopted a separate service plan for Class R shares (Service
Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of each class of shares (except Class R, Class Y and Class Z shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain

38 Pioneer Fundamental Value Fund | Annual Report | 6/30/12 subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class R, Class Y or Class Z shares. Proceeds from the CDSCs are paid to PFD. For the year ended June 30, 2012, CDSCs in the amount of $159,530 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS which may result in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended June 30, 2012, the Fund's expenses were not reduced under such arrangements.

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), participates in a committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of the amount available under the facility or the limits set for borrowing by the Fund's prospectus and the 1940 Act. The credit facility in effect until January 20, 2012 was in the amount of $165 million. Under such facility, interest on borrowings was payable at the higher of the London Interbank Offered Rate (LIBOR) on the borrowing date plus 1.25% on an annualized basis or the Federal Funds Rate on the borrowing date plus 1.25% on an annualized basis. The credit facility in effect as of February 15, 2012 is in the amount of $215 million. Under such facility, depending on the type of loan, interest on borrowings is payable at LIBOR plus 0.90% on an annualized basis, or the Alternate Base Rate, which is the greater of (a) the facility's administrative agent's daily announced prime rate on the borrowing date, (b) 2% plus the Federal Funds Rate on the borrowing date and (c) 2% plus the overnight Euro dollar rate on the borrowing date. The Funds pay an annual commitment fee to participate in a credit facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the year ended June 30, 2012, the Fund had no borrowings under a credit facility.

7. Subsequent Event

On August 1, 2012 PIM assumed direct responsibility for day-to-day management of the Fund's portfolio.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 39

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and the Shareowners of
Pioneer Fundamental Value Fund:
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities of Pioneer Fundamental Value Fund (the "Fund") (formerly, Pioneer Cullen Value Fund), including the schedule of investments, as of June 30, 2012, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of June 30, 2012 by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Fundamental Value Fund (formerly, Pioneer Cullen Value Fund) at June 30, 2012, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
August 24, 2012

40 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Trustees, Officers and Service Providers


Investment Adviser
Pioneer Investment Management, Inc.

Investment Subadviser
Cullen Capital Management LLC

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy voting policies and procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at www.sec.gov.

Trustees and Officers

The Fund's Trustees and Officers are listed on the following pages, together with their principal occupations during at least the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees serves as a trustee of each of the 56 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.

The Statement of Additional Information of the Fund includes additional information about the Trustees and is available, without charge, upon request, by calling 1-800-225-6292.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 41

Independent Trustees

-----------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                Other Directorships
Position Held with the Fund  Length of Service        Principal Occupation                     Held by Trustee
-----------------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (61)         Trustee since 2006.      Chairman and Chief Executive Officer,    Director, Broadridge Financial
Chairman of the Board        Serves until a successor Quadriserv, Inc. (technology products    Solutions, Inc. (investor
and Trustee                  trustee is elected or    for securities lending industry) (2008   communications and securities
                             earlier retirement or    - present); private investor (2004 -     processing provider for financial
                             removal.                 2008); and Senior Executive Vice         services industry) (2009 - present);
                                                      President, The Bank of New York          Director, Quadriserv, Inc. (2005 -
                                                      (financial and securities services)      present); and Commissioner, New
                                                      (1986 - 2004)                            Jersey State Civil Service
                                                                                               Commission (2011 - present)
-----------------------------------------------------------------------------------------------------------------------------------
David R. Bock (68)           Trustee since 2005.      Managing Partner, Federal City Capital   Director of Enterprise Community
Trustee                      Serves until a successor Advisors (corporate advisory services    Investment, Inc. (privately held
                             trustee is elected or    company) (1997 - 2004 and 2008 -         affordable housing finance company)
                             earlier retirement or    present); Interim Chief Executive        (1985 - 2010); Director of Oxford
                             removal.                 Officer, Oxford Analytica, Inc.          Analytica, Inc. (2008 - present);
                                                      (privately held research and consulting  Director of The Swiss Helvetia Fund,
                                                      company) (2010); Executive Vice          Inc. (closed-end fund) (2010 -
                                                      President and Chief Financial Officer,   present); and Director of New York
                                                      I-trax, Inc. (publicly traded health     Mortgage Trust (publicly traded
                                                      care services company) (2004 - 2007);    mortgage REIT) (2004 - 2009, 2012 -
                                                      and Executive Vice President and Chief   present)
                                                      Financial Officer, Pedestal Inc.
                                                      (internet-based mortgage trading
                                                      company) (2000 - 2002)
-----------------------------------------------------------------------------------------------------------------------------------

42 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                 Other Directorships
Position held with the Fund  Length of Service                Principal Occupation              Held by Trustee
---------------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (64) Trustee    Trustee since 2004. Serves until Chairman, Bush International,     Director of Marriott
                             a successor trustee is elected   LLC (international financial      International, Inc. (2008 -
                             or earlier retirement or         advisory firm) (1991 - present);  present); Director of Discover
                             removal.                         Senior Managing Director, Brock   Financial Services (credit card
                                                              Capital Group, LLC (strategic     issuer and electronic payment
                                                              business advisors) (2010 -        services) (2007 - present);
                                                              present); Managing Director,      Former Director of Briggs &
                                                              Federal Housing Finance Board     Stratton Co. (engine
                                                              (oversight of Federal Home Loan   manufacturer) (2004 - 2009);
                                                              Bank system) (1989 - 1991); Vice  Former Director of UAL
                                                              President and Head of             Corporation (airline holding
                                                              International Finance, Federal    company) (2006 - 2010); Director
                                                              National Mortgage Association     of ManTech International
                                                              (1988 - 1989); U.S. Alternate     Corporation (national security,
                                                              Executive Director,               defense, and intelligence
                                                              International Monetary Fund       technology firm) (2006 -
                                                              (1984 - 1988); Executive          present); Member, Board of
                                                              Assistant to Deputy Secretary of  Governors, Investment Company
                                                              the U.S. Treasury, U.S. Treasury  Institute (2007 - present);
                                                              Department (1982 - 1984); and     Member, Board of Governors,
                                                              Vice President and Team Leader    Independent Directors Council
                                                              in Corporate Banking, Bankers     (2007 - present); Former
                                                              Trust Co. (1976 - 1982)           Director of Brady Corporation
                                                                                                (2000 - 2007); Former Director
                                                                                                of Mortgage Guaranty Insurance
                                                                                                Corporation (1991 - 2006);
                                                                                                Former Director of Millennium
                                                                                                Chemicals, Inc. (commodity
                                                                                                chemicals) (2002 - 2005); Former
                                                                                                Director, R.J. Reynolds Tobacco
                                                                                                Holdings, Inc. (tobacco)
                                                                                                (1999-2005); and Former Director
                                                                                                of Texaco, Inc. (1997 - 2001)
---------------------------------------------------------------------------------------------------------------------------------

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 43

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                   Other Directorships
Position held with the Fund  Length of Service                 Principal Occupation               Held by Trustee
---------------------------------------------------------------------------------------------------------------------------------
Benjamin M. Friedman (67)    Trustee since 2008. Serves until  William Joseph Maier Professor     Trustee, Mellon Institutional
Trustee                      a successor trustee is elected    of Political Economy, Harvard      Funds Investment Trust and
                             or earlier retirement or          University (1972 - present)        Mellon Institutional Funds
                             removal.                                                             Master Portfolio (oversaw 17
                                                                                                  portfolios in fund complex)
                                                                                                  (1989-2008)
---------------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (65)    Trustee since 2004. Serves until  Founding Director, Vice            None
Trustee                      a successor trustee is elected    President and Corporate
                             or earlier retirement or          Secretary, The Winthrop Group,
                             removal.                          Inc. (consulting firm)
                                                               (1982-present); Desautels
                                                               Faculty of Management, McGill
                                                               University (1999 - present); and
                                                               Manager of Research Operations
                                                               and Organizational Learning,
                                                               Xerox PARC, Xerox's advance
                                                               research center (1990-1994)
---------------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (64)     Trustee since 2004. Serves until  President and Chief Executive      Director of New America High
Trustee                      a successor trustee is elected    Officer, Newbury, Piret &          Income Fund, Inc. (closed-end
                             or earlier retirement or          Company, Inc. (investment          investment company) (2004 -
                             removal.                          banking firm) (1981 - present)     present); and member, Board of
                                                                                                  Governors, Investment Company
                                                                                                  Institute (2000 - 2006)
---------------------------------------------------------------------------------------------------------------------------------
Stephen K. West (83)         Trustee since 2012. Serves until  Senior Counsel, Sullivan &         Director, The Swiss Helvetia
Trustee                      a successor trustee is elected    Cromwell LLP (law firm) (1998 -    Fund, Inc. (closed-end
                             or earlier retirement or          present); and Partner, Sullivan    investment company); and
                             removal.                          & Cromwell LLP (prior to 1998)     Director, Invesco, Ltd.
                                                                                                  (formerly AMVESCAP, PLC)
                                                                                                  (investment manager) (1997-2005)
---------------------------------------------------------------------------------------------------------------------------------

44 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

Interested Trustees

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and                     Term of Office and                                                     Other Directorships
Position held with the Fund       Length of Service              Principal Occupation                    Held by Trustee
---------------------------------------------------------------------------------------------------------------------------------
John F. Cogan, Jr. (86)*          Trustee since 2004.            Non-Executive Chairman and a director   None
Trustee and President             Serves until a successor       of Pioneer Investment Management USA
                                  trustee is elected or earlier  Inc. ("PIM-USA"); Chairman and a
                                  retirement or removal.         director of Pioneer; Chairman and
                                                                 Director of Pioneer Institutional
                                                                 Asset Management, Inc. (since 2006);
                                                                 Director of Pioneer Alternative
                                                                 Investment Management Limited
                                                                 (Dublin) (until October 2011);
                                                                 President and a director of Pioneer
                                                                 Alternative Investment Management
                                                                 (Bermuda) Limited and affiliated
                                                                 funds; Deputy Chairman and a director
                                                                 of Pioneer Global Asset Management
                                                                 S.p.A. ("PGAM") (until April 2010);
                                                                 Director of PIOGLOBAL Real Estate
                                                                 Investment Fund (Russia) (until June
                                                                 2006); Director of Nano-C, Inc.
                                                                 (since 2003); Director of Cole
                                                                 Management Inc. (2004 - 2011);
                                                                 Director of Fiduciary Counseling,
                                                                 Inc. (until December 2001); President
                                                                 and Director of Pioneer Funds
                                                                 Distributor, Inc. ("PFD") (until May
                                                                 2006); President of all of the
                                                                 Pioneer Funds; and Retired Partner,
                                                                 Wilmer Cutler Pickering Hale and Dorr
                                                                 LLP
---------------------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (53)*         Trustee since 2007.            Director, CEO and President of          None
Trustee and Executive             Serves until a successor       PIM-USA (since February 2007);
Vice President                    trustee is elected or earlier  Director and President of Pioneer and
                                  retirement or removal.         Pioneer Institutional Asset
                                                                 Management, Inc. (since February
                                                                 2007); Executive Vice President of
                                                                 all of the Pioneer Funds (since March
                                                                 2007); Director of PGAM (2007 -
                                                                 2010); Head of New Europe Division,
                                                                 PGAM (2000 - 2005); and Head of New
                                                                 Markets Division, PGAM (2005 - 2007)
---------------------------------------------------------------------------------------------------------------------------------

* Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the Fund's investment adviser and certain of its affiliates.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 45

Fund Officers

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                               Other Directorships
Position held with the Fund  Length of Service      Principal Occupation                                      Held by Officer
---------------------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (47)   Since 2010. Serves at  Vice President and Associate General Counsel of Pioneer   None
Secretary                    the discretion of the  since January 2008 and Secretary of all of the Pioneer
                             Board.                 Funds since June 2010; Assistant Secretary of all of the
                                                    Pioneer Funds from September 2003 to May 2010; and Vice
                                                    President and Senior Counsel of Pioneer from July 2002
                                                    to December 2007
---------------------------------------------------------------------------------------------------------------------------------
Carol B. Hannigan (51)       Since 2010. Serves at  Fund Governance Director of Pioneer since December 2006   None
Assistant Secretary          the discretion of the  and Assistant Secretary of all the Pioneer Funds since
                             Board.                 June 2010; Manager - Fund Governance of Pioneer from
                                                    December 2003 to November 2006; and Senior Paralegal of
                                                    Pioneer from January 2000 to November 2003
---------------------------------------------------------------------------------------------------------------------------------
Thomas Reyes (49)            Since 2010. Serves at  Counsel of Pioneer since June 2007 and Assistant          None
Assistant Secretary          the discretion of the  Secretary of all the Pioneer Funds since June 2010; and
                             Board.                 Vice President and Counsel at State Street Bank from
                                                    October 2004 to June 2007
---------------------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (52)         Since 2008. Serves at  Vice President - Fund Treasury of Pioneer; Treasurer of   None
Treasurer                    the discretion of the  all of the Pioneer Funds since March 2008; Deputy
                             Board.                 Treasurer of Pioneer from March 2004 to February 2008;
                                                    and Assistant Treasurer of all of the Pioneer Funds from
                                                    March 2004 to February 2008
---------------------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (47)        Since 2004. Serves at  Assistant Vice President - Fund Treasury of Pioneer; and  None
Assistant Treasurer          the discretion of the  Assistant Treasurer of all of the Pioneer Funds
                             Board.
---------------------------------------------------------------------------------------------------------------------------------
Gary Sullivan (54)           Since 2004. Serves at  Fund Accounting Manager - Fund Treasury of Pioneer; and   None
Assistant Treasurer          the discretion of the  Assistant Treasurer of all of the Pioneer Funds
                             Board.
---------------------------------------------------------------------------------------------------------------------------------
David F. Johnson (32)        Since 2009. Serves at  Fund Administration Manager - Fund Treasury of Pioneer    None
Assistant Treasurer          the discretion of the  since November 2008; Assistant Treasurer of all of the
                             Board.                 Pioneer Funds since January 2009; and Client Service
                                                    Manager - Institutional Investor Services at State
                                                    Street Bank from March 2003 to March 2007
---------------------------------------------------------------------------------------------------------------------------------

46 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

---------------------------------------------------------------------------------------------------------------------------------
Name, Age and                Term of Office and                                                             Other Directorships
Position held with the Fund  Length of Service      Principal Occupation                                    Held by Officer
---------------------------------------------------------------------------------------------------------------------------------
Jean M. Bradley (59)         Since 2010. Serves at  Chief Compliance Officer of Pioneer and of all the       None
Chief Compliance Officer     the discretion of the  Pioneer Funds since March 2010; Director of Adviser
                             Board.                 and Portfolio Compliance at Pioneer since October
                                                    2005; and Senior Compliance Officer for Columbia
                                                    Management Advisers, Inc. from October 2003 to October
                                                    2005
---------------------------------------------------------------------------------------------------------------------------------

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 47

                           This page for your notes.

48 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

                           This page for your notes.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 49

                           This page for your notes.

50 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

                           This page for your notes.

                     Pioneer Fundamental Value Fund | Annual Report | 6/30/12 51

                           This page for your notes.

52 Pioneer Fundamental Value Fund | Annual Report | 6/30/12

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications and service forms       1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                             1-800-225-4321

Retirement plans information                                     1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                1-800-225-4240

Our internet e-mail address                  ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO] PIONEER
       Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
us.pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(c) 2012 Pioneer Investments  19400-06-0812

                        Pioneer Fundamental
                        Value Fund
                        (Formerly known as Pioneer Cullen Value Fund)*

--------------------------------------------------------------------------------
                        Semiannual Report | December 31, 2012
--------------------------------------------------------------------------------

                        Ticker Symbols:

                        Class A        CVFCX
                        Class B        CVFBX
                        Class C        CVCFX
                        Class R        CVRFX
                        Class Y        CVFYX
                        Class Z        CVFZX

                        * Effective June 30, 2012, Pioneer Cullen Value Fund was renamed Pioneer Fundamental Value Fund.

                        [LOGO] PIONEER
                               Investments(R)
                      visit us: us.pioneerinvestments.com

Table of Contents

Letter to Shareowners                                                          2

Portfolio Management Discussion                                                4

Portfolio Summary                                                             10

Prices and Distributions                                                      11

Performance Update                                                            12

Comparing Ongoing Fund Expenses                                               18

Schedule of Investments                                                       20

Financial Statements                                                          24

Notes to Financial Statements                                                 34

Approval of Investment Advisory Agreement                                     42

Trustees, Officers and Service Providers                                      46

                 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 1

President's Letter

Dear Shareowner,

Pioneer has been cautiously optimistic about the U.S. economy from the start of the year, and the data continues to be encouraging. Employment continues to rise, albeit slowly, and we believe it should continue to do so in 2013, barring a negative shock to the system. The housing and auto sectors continue to recover, benefiting from record-low interest rates. Banks' willingness to lend to consumers and businesses also continues to rise, broad measures of inflation remain subdued, and, if the weather improves in 2013, that should help to bring food prices back down. While corporate profit growth has slowed, many U.S. companies still have strong balance sheets and continue to display the ability to both pay and increase dividends*.

While the so-called "fiscal cliff " scheduled to take effect at year-end dominated the media in December--and while no deal was struck before markets closed for the year--investors who owned financial assets like equities and high-yield corporate bonds generally enjoyed good returns in 2012. The Standard & Poor's 500 Index returned 16% in 2012, and the Bank of America Merrill Lynch High Yield Master II Index returned 15.6%. Meanwhile, the higher-quality Barclays Capital Aggregate Bond Index gained 4.2% for the year, the safer-still Barclays Capital Intermediate Treasuries Index returned 3.9%, and 3-month Treasury bills, generally regarded as essentially "risk free" by the markets, returned just 0.1% in 2012.

Despite generally improving economic conditions and positive market returns in 2012, investors still face daunting challenges in the year ahead, although we remain optimistic that the underlying economic trends are moving in the right direction. The year-end "fiscal cliff " deal did not eliminate the risk of further tax increases or spending cuts, nor did it eliminate the risk that the U.S. could face further downgrades to its credit rating from one or more of the major ratings agencies.The Federal Reserve Board continues to provide extraordinary support to the U.S. economy and the bond market, but will not do so indefinitely. Europe has made progress towards dampening its sovereign-debt crisis, but has not resolved the problem as yet; the region also was mired in a recession as 2012 drew to a close. In Asia, Japan continues to struggle with low economic growth,

*   Dividends are not guaranteed.

2 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 deflation, high levels of debt, and an aging population. In the emerging markets, China and other developing economies, while generally in better shape than most "developed" markets, also face a range of ongoing challenges.

While most of the risks outlined above are widely recognized and may already be "priced in" to the market, we believe investors should continue to expect market volatility tied to these factors.

At Pioneer, we have long advocated the benefits of staying diversified and investing for the long term. And while diversification alone does not assure a profit or protect against loss in a declining market, we believe there are still opportunities for prudent investors to earn attractive returns. Our advice, as always, is to work closely with a trusted financial advisor to discuss your goals and work together to develop an investment strategy that meets your individual needs, keeping in mind that there is no single best strategy that works for every investor.

In 2013, Pioneer proudly celebrates its 85th anniversary. Since 1928, our investment teams have sought out attractive opportunities in global equity and bond markets, using in-depth research to identify undervalued individual securities, and using thoughtful risk management to construct portfolios which balance potential risks and reward in an ever-changing world.

We encourage you to learn more about Pioneer and our time-tested approach to investing by consulting with your financial advisor or visiting us online at us.pioneerinvestments.com. We greatly appreciate your trust in us, and we thank you for investing with Pioneer.

Sincerely,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareowner report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 3

Portfolio Management Discussion | 12/31/12

In the following interview, Edward T. Shadek, Jr., senior vice president and portfolio manager at Pioneer, and John Peckham, senior vice president, co-head of equity research and portfolio manager at Pioneer, discuss the performance of Pioneer Fundamental Value Fund during the six-month period ended December 31, 2012. Effective August 1, 2012, Mr. Shadek and Mr. Peckham assumed day-to-day management responsibilities of the Fund, replacing Cullen Capital Management LLC, which served as the Fund's sub-adviser and managed the Fund during the period between July 1, 2012, and July 31, 2012.

Q How would you describe the market environment for equities during the six months ended December 31, 2012?

A All in all, the six-month period offered a decent environment for equities, including value stocks. The fiscal and monetary easing policies of global central banks, especially the U.S. Federal Reserve Board (the Fed) and the European Central Bank (ECB), helped to increase investors' appetites for riskier assets, like equities, during the period.

    During the summer of 2012, when the period began, there was a lot of concern in the markets about the reemergence of the sovereign-debt troubles in Europe. In response, the ECB announced that it would become more active in buying the short-term debt of peripheral European nations, including Greece and Spain, in an effort to keep borrowing rates low for national governments on the Continent. Shortly after that, the Fed announced its third round of quantitative easing ("QE3"), which entailed the purchase of mortgage-backed securities in the open market. The ECB's move helped to pacify, somewhat, the debt problems in Europe, while the Fed's QE3 program as well as its renewed commitment to keeping interest rates extremely low helped to boost the equity markets, as investors sought better yields than those available from fixed-income securities, particularly sovereigns.

4 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Q How did the Fund perform in that environment during the six-month period ended December 31, 2012?

A Pioneer Fundamental Value Fund's Class A shares returned 4.60% at net asset value during the six-month period ended December 31, 2012, while the Fund's benchmark, the Russell 1000 Value Index (the Russell Index), returned 8.13%. During the same six-month period, the Fund's former benchmark, the Standard & Poor's 500 Index+, returned 5.94%, while the average return of the 484 mutual funds in Lipper's Large Cap Value Funds category was 7.53%.

Q Could you discuss some of the changes you have made to the Fund since taking over management responsibilities on August 1, 2012?

A The Fund owns roughly the same number of securities as it did under the previous management team, but it now owns a portfolio featuring stocks with low price-to-earnings (P/E) ratios as well as different sector and regional allocations. For example, as of year-end, our changes have resulted in a de-emphasis on non-U.S. names in the Fund. In addition, our repositioning has led to significant reductions in the number of Fund holdings in the consumer staples and industrials sectors, as stocks in those sectors have tended to feature high P/E multiples.

    Portfolio sector allocations that we've increased significantly since August 2012 include energy, health care and financials, where P/E ratios are lower and value opportunities are more readily available.

    As for individual holdings, we added Cisco Systems (information technology) to the Fund during the period. Cisco may no longer be the "hyper-growth" company it once was, but its valuation is attractive and we believe it can remain a solid double-digit performer. Cisco also has raised its dividend* in recent quarters. Other additions to the Fund during the period included Marathon Oil and Marathon Petroleum, consistent with our energy theme, LyondellBasell Industries (materials), and, in health care, some big pharmaceutical names, including Pfizer, which has been cutting its research and development costs as well as exiting non-core businesses such as nutrition and animal health, thus making the company a good

+ Effective June 30, 2012, the Fund's benchmark changed from the Standard & Poor's 500 Index (the S&P 500) to the Russell 1000 Value Index. Pioneer believes that the Russell 1000 Value Index tracks an investment universe that is more reflective of the Fund's prospectus mandate than does the S&P
    500. For comparison purposes, we reported performance for the S&P 500 in the Fund's June 30, 2012, annual report, and will report performance for the S&P 500 in this December 31, 2012, semiannual report. Effective with the Fund's June 30, 2013, annual report, returns for the S&P 500 no longer will be reported.

*   Dividends are not guaranteed.

                 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 5 valuation story. We believe "Big Pharma" is, in fact, one of the better valuation areas currently in the market. Also in health care, we added insurance firm Aetna to the portfolio, as we like managed-care companies in general and we view Aetna as a solid, well-diversified firm.

Q What were some of the reasons behind the Fund's underperformance of the Russell Index during the six-month period ended December 31, 2012?

A Several factors contributed to the Fund's underperformance of its benchmark during the period, but stock selection in the information technology sector was the biggest detractor from relative results. In that sector, valuations have remained attractive, but the personal computer (PC) market deteriorated faster than we expected during the period. The Fund owned many positions in companies with PC-focused businesses, such as Microsoft, Intel and Hewlett-Packard (HP), and that made a significant dent in benchmark-relative performance. We have retained the Fund's positions in Intel and Microsoft because both stocks continue to trade at good valuations. In the case of Intel, we believe the company also has a good opportunity to transition away from PCs and into the mobile device market. In the case of Microsoft, we see some upside with the company's Windows 8 product--and we also don't think that PCs are going away any time soon. We sold HP because the company's turnaround story has been taking much longer to develop than previously anticipated.

   Other detractors from relative performance during the six-month period included stock selection in consumer discretionary, consumer staples, industrials and telecom services. In the last sector, a position in Vodafone was a large drag on Fund returns. We have liked Vodafone because of its large ownership stake in Verizon Wireless, but the company's fundamentals have been weaker than expected due to the economic problems plaguing Europe. We still see some value in Vodafone, although we have basically halved the Fund's position in the stock.

6 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

    Another individual holding that detracted from the Fund's relative returns during the period was energy company Occidental Petroleum, which had a difficult year due to cost-control issues and because the company's production growth did not meet investor expectations. We have maintained the Fund's position in Occidental, however, as we believe management is getting a handle on the company's cost-control situation.

Q What were some of the positive contributors to the Fund's performance during the six-month period ended December 31, 2012, either from a sector allocation or security selection perspective?

A Stock selection in energy, solid overall results (allocation and selection) in the materials sector, and the Fund's increased presence in the financials sector all contributed to benchmark-relative returns during the six-month period.

    In financials, the Fund's holdings in the strong-performing diversified financials area fared well, as Citigroup and JPMorgan Chase, two of the Fund's largest positions at year-end, were top contributors to relative performance during the six-month period. Citigroup, in particular, has a very good valuation and has been benefiting from solid fundamentals as well as a management change that has encouraged investors.

    In energy, new Fund additions Marathon Oil and Marathon Petroleum aided relative returns during the period. Marathon Oil, an exploration and production firm, is another good "value" story, while refiner Marathon Petroleum has benefited from strong refining fundamentals in the U.S. The Fund's relative returns in energy received another boost from not owning ExxonMobil, which we viewed as having too high a valuation for inclusion in the portfolio.

    In materials, the Fund's relative returns received a significant boost during the period from yet another new addition to the portfolio, LyondellBasell Industries, which benefited from declining North American natural gas prices. In fact, we had originally purchased the stock as a play on the lower natural gas prices on this side of the Atlantic.

                 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 7

Q   What is your outlook?

A We would say the state of the U.S. economy is "fine" but not "great," and we continue to muddle through with solid, if not spectacular, economic growth rates. We don't expect a "Grand Bargain" to be struck in Washington over the debt ceiling and other budgetary matters that still need to be resolved, but we do anticipate a deal that investors can live with.

    We continue to wait for risk-averse investors, many of whom abandoned stocks during the financial crisis, to come back to equities--we have begun to see a hint of such activity, but a full-fledged return to equities would be a boon for the stock market. With that said, stocks in certain sectors still have been trading at compelling valuations, and equities in general have continued to benefit from the low-interest-rate environment that has created a situation where stocks now often exceed the yields available from many fixed-income investments.

    It should be noted, however, that since the 2009 market bottom, U.S. equities have been in solidly positive territory for the past four years. Hence, we don't expect a "runaway" stock market in 2013, but we think we could see reasonable-to-good market returns even if the risk-averse investors remain on the sidelines.

    Note to shareholders: Pioneer's Board of Trustees has approved the reorganization of Pioneer Disciplined Value Fund into Pioneer Fundamental Value Fund. It is expected that the reorganization will be completed in April or May 2013. The combined fund will have the same investment strategies and policies as, and be managed by the management team of, Pioneer Disciplined Value Fund (led by John Peckham, Pioneer's co-head of equity research, U.S.). It is anticipated that the performance history of the combined fund will be that of Pioneer Disciplined Value Fund. The combined fund will be named Pioneer Disciplined Value Fund.

Please refer to the Schedule of Investments on pages 20-23 for a full listing of Fund securities.

8 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Investments in mid-sized companies may offer the potential for higher returns, but are also subject to greater short-term price fluctuations than investments in larger, more established companies.

The Fund invests in a limited number of securities and, as a result, the Fund's performance may be more volatile than the performance of other funds holding more securities.

Investing in foreign and/or emerging markets securities involves risks relating to interest rates, currency exchange rates, economic, and political conditions.

At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making it more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors.

These risks may increase share price volatility.

Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of opinion as of the date of this report. These statements should not be relied upon for any other purposes.

                 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 9

Portfolio Summary | 12/31/12

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

U.S. Common Stocks                                     84.0%
International Common Stocks                             9.8%
Depositary Receipts for International Stocks            6.2%

Sector Distribution
--------------------------------------------------------------------------------
(As a percentage of equity holdings)

[THE FOLLOWING DATA WAS REPRESENTED AS A PIE CHART IN THE PRINTED MATERIAL]

Financials                                              27.8%
Energy                                                  20.9%
Health Care                                             20.6%
Information Technology                                  10.0%
Industrials                                              8.5%
Materials                                                4.8%
Consumer Discretionary                                   4.0%
Telecommunication Services                               2.0%
Consumer Staples                                         1.4%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of equity holdings)*

 1.   Chevron Corp.                                                        4.78%
--------------------------------------------------------------------------------
 2.   Pfizer, Inc.                                                         4.72
--------------------------------------------------------------------------------
 3.   Wells Fargo & Co.                                                    4.57
--------------------------------------------------------------------------------
 4.   Merck & Co., Inc.                                                    4.42
--------------------------------------------------------------------------------
 5.   Citigroup, Inc.                                                      3.86
--------------------------------------------------------------------------------
 6.   JPMorgan Chase & Co.                                                 3.79
--------------------------------------------------------------------------------
 7.   Covidien Plc                                                         3.32
--------------------------------------------------------------------------------
 8.   Johnson & Johnson Co.                                                3.29
--------------------------------------------------------------------------------
 9.   BP Plc (A.D.R.)                                                      3.14
--------------------------------------------------------------------------------
10.   Marathon Petroleum Corp.                                             3.13
--------------------------------------------------------------------------------

* This list excludes temporary cash investments and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any securities listed.

10 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Prices and Distributions | 12/31/12

Net Asset Value per Share
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          Class                    12/31/12                       6/30/12
--------------------------------------------------------------------------------
            A                       $18.26                         $18.12
--------------------------------------------------------------------------------
            B                       $18.23                         $18.01
--------------------------------------------------------------------------------
            C                       $18.16                         $17.93
--------------------------------------------------------------------------------
            R                       $18.00                         $17.87
--------------------------------------------------------------------------------
            Y                       $18.29                         $18.19
--------------------------------------------------------------------------------
            Z                       $18.13                         $18.03
--------------------------------------------------------------------------------

Distributions per Share: 7/1/12-12/31/12
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Net Investment       Short-Term            Long-Term
          Class            Income          Capital Gains         Capital Gains
--------------------------------------------------------------------------------
            A             $ 0.6916            $   --               $    --
--------------------------------------------------------------------------------
            B             $ 0.5236            $   --               $    --
--------------------------------------------------------------------------------
            C             $ 0.5256            $   --               $    --
--------------------------------------------------------------------------------
            R             $ 0.6728            $   --               $    --
--------------------------------------------------------------------------------
            Y             $ 0.7605            $   --               $    --
--------------------------------------------------------------------------------
            Z             $ 0.7600            $   --               $    --
--------------------------------------------------------------------------------

Index Definition
--------------------------------------------------------------------------------
The Standard & Poor's 500 Index is a commonly used measure of the broad U.S. stock market. The Russell 1000 Value Index measures the performance of large-cap U.S. value stocks. Index returns assume reinvestment of dividends and, unlike Fund returns, do not reflect any fees, expenses or sales charges. It is not possible to invest directly in an index+.

The index defined here pertains to the "Value of $10,000 Investment" and "Value of $5 Million Investment" charts on pages 12-17.

+ Effective June 30, 2012, the Fund's benchmark changed from the Standard & Poor's 500 Index (the S&P 500) to the Russell 1000 Value Index. Pioneer believes that the Russell 1000 Value Index tracks an investment universe that is more reflective of the Fund's prospectus mandate than does the S&P
    500. For comparison purposes, we reported performance for the S&P 500 in the Fund's June 30, 2012, annual report, and will report performance for the S&P 500 in this December 31, 2012, semiannual report. Effective with the Fund's June 30, 2013, annual report, returns for the S&P 500 no longer will be reported.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 11

Performance Update | 12/31/12                                     Class A Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund at public offering price, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                          Net Asset           Public Offering
Period                                    Value (NAV)         Price (POP)
--------------------------------------------------------------------------------
10 Years                                   7.73%               7.09%
5 Years                                   -1.09               -2.25
1 Year                                    11.29                4.89
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2012,
as revised November 7, 2012)
--------------------------------------------------------------------------------
                                          Gross
--------------------------------------------------------------------------------
                                          1.20%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                     Pioneer Fundamental                       Russell 1000
                     Value Fund              S&P 500 Index     Value Index
12/31/2002           $      9,425            $     10,000      $     10,000
12/31/2003           $     13,010            $     13,003      $     12,867
12/31/2004           $     14,849            $     15,148      $     14,266
12/31/2005           $     16,829            $     16,216      $     14,966
12/31/2006           $     19,628            $     19,824      $     17,328
12/31/2007           $     20,967            $     19,789      $     18,279
12/31/2008           $     14,284            $     12,497      $     11,518
12/31/2009           $     16,999            $     14,958      $     14,566
12/31/2010           $     18,695            $     17,277      $     16,764
12/31/2011           $     17,832            $     17,345      $     17,114
12/31/2012           $     19,846            $     20,382      $     19,850

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class A shares of the Fund for periods prior to February 25, 2005, is the performance of Cullen Value Fund's single class, which has been restated to reflect differences in any applicable sales charge (but not other differences in expenses). If all expenses of the Fund were reflected, the performance would be lower.

NAV results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. POP returns reflect deduction of maximum 5.75% sales charge. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

12 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Performance Update | 12/31/12                                     Class B Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                          If                  If
Period                                    Held                Redeemed
--------------------------------------------------------------------------------
10 Years                                   6.98%               6.98%
5 Years                                   -1.99               -1.99
1 Year                                    10.26                6.26
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2012,
as revised November 7, 2012)
--------------------------------------------------------------------------------
                                          Gross
--------------------------------------------------------------------------------
                                          2.10%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                      Pioneer Fundamental                      Russell 1000
                      Value Fund             S&P 500 Index     Value Index
12/31/2002            $      10,000          $     10,000      $    10,000
12/31/2003            $      13,807          $     13,003      $    12,867
12/31/2004            $      15,759          $     15,148      $    14,266
12/31/2005            $      17,733          $     16,216      $    14,966
12/31/2006            $      20,491          $     19,824      $    17,328
12/31/2007            $      21,709          $     19,789      $    18,279
12/31/2008            $      14,657          $     12,497      $    11,518
12/31/2009            $      17,285          $     14,958      $    14,566
12/31/2010            $      18,833          $     17,277      $    16,764
12/31/2011            $      17,807          $     17,345      $    17,114
12/31/2012            $      19,634          $     20,382      $    19,850

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class B shares of the Fund for periods prior to February 25, 2005, is the performance of Cullen Value Fund's single class, which has been restated to reflect differences in any applicable sales charge (but not other differences in expenses). If all expenses of the Fund were reflected, the performance would be lower.

"If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. "If Redeemed" results reflect the deduction of the maximum applicable contingent deferred sales charge (CDSC). The maximum CDSC is 4% and declines over five years. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise,fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 13

Performance Update | 12/31/12                                     Class C Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                          If                  If
Period                                    Held                Redeemed
--------------------------------------------------------------------------------
10 Years                                   7.09%               7.09%
5 Years                                   -1.84               -1.84
1 Year                                    10.44               10.44
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2012,
as revised November 7, 2012)
--------------------------------------------------------------------------------
                                          Gross
--------------------------------------------------------------------------------
                                          1.93%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                      Pioneer Fundamental                      Russell 1000
                      Value Fund             S&P 500 Index     Value Index
12/31/2002            $     10,000           $    10,000       $      10,000
12/31/2003            $     13,807           $    13,003       $      12,867
12/31/2004            $     15,759           $    15,148       $      14,266
12/31/2005            $     17,736           $    16,216       $      14,966
12/31/2006            $     20,528           $    19,824       $      17,328
12/31/2007            $     21,768           $    19,789       $      18,279
12/31/2008            $     14,708           $    12,497       $      11,518
12/31/2009            $     17,374           $    14,958       $      14,566
12/31/2010            $     18,972           $    17,277       $      16,764
12/31/2011            $     17,962           $    17,345       $      17,114
12/31/2012            $     19,837           $    20,382       $      19,850

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class C shares of the Fund for periods prior to February 25, 2005, is the performance of Cullen Value Fund's single class, which has been restated to reflect differences in any applicable sales charge (but not other differences in expenses). If all expenses of the Fund were reflected, the performance would be lower.

Class C shares held for less than one year are also subject to a 1% contingent deferred sales charge (CDSC). "If Held" results represent the percent change in net asset value per share. Returns would have been lower had sales charges been reflected. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

14 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Performance Update | 12/31/12                                     Class R Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                          If                  If
Period                                    Held                Redeemed
--------------------------------------------------------------------------------
10 Years                                   7.57%               7.57%
5 Years                                   -1.32               -1.32
1 Year                                    11.09               11.09
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2012,
as revised November 7, 2012)
--------------------------------------------------------------------------------
                                          Gross               Net
--------------------------------------------------------------------------------
                                          1.54%               1.40%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                      Pioneer Fundamental                      Russell 1000
                      Value Fund             S&P 500 Index     Value Index
12/31/2002            $     10,000           $    10,000       $     10,000
12/31/2003            $     13,807           $    13,003       $     12,867
12/31/2004            $     15,759           $    15,148       $     14,266
12/31/2005            $     17,860           $    16,216       $     14,966
12/31/2006            $     20,817           $    19,824       $     17,328
12/31/2007            $     22,175           $    19,789       $     18,279
12/31/2008            $     15,060           $    12,497       $     11,518
12/31/2009            $     17,897           $    14,958       $     14,566
12/31/2010            $     19,628           $    17,277       $     16,764
12/31/2011            $     18,673           $    17,345       $     17,114
12/31/2012            $     20,745           $    20,382       $     19,850

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class R shares of the Fund from for periods prior to February 25, 2005, is the performance of the predecessor Cullen Value Fund's single class, which has been restated to reflect the higher distribution and service fees of the Fund's Class R shares.

The performance shown for Class R shares for the period from February 25, 2005, to the commencement of operations of Class R shares on November 1, 2006, is based on the performance of the Pioneer Fundamental Value Fund's Class A shares, reduced to reflect the higher distribution and service fees of Class R shares. For the period beginning November 1, 2006, the actual performance of Class R shares is reflected. Class R shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitations currently in effect through November 1, 2014, for Class R shares. There can be no assurance that Pioneer will extend the expense limitations beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 15

Performance Update | 12/31/12                                     Class Y Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $5 million investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                          If                  If
Period                                    Held                Redeemed
--------------------------------------------------------------------------------
10 Years                                   8.03%               8.03%
5 Years                                   -0.73               -0.73
1 Year                                    11.68               11.68
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2012,
as revised November 7, 2012)
--------------------------------------------------------------------------------
                                          Gross
--------------------------------------------------------------------------------
                                          0.85%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $5 Million Investment

                     Pioneer Fundamental                      Russell 1000
                     Value Fund             S&P 500 Index     Value Index
12/31/2002           $    5,000,000         $    5,000,000    $   5,000,000
12/31/2003           $    6,903,286         $    6,501,526    $   6,433,342
12/31/2004           $    7,879,455         $    7,573,869    $   7,132,916
12/31/2005           $    8,946,810         $    8,108,112    $   7,482,983
12/31/2006           $   10,474,453         $    9,911,799    $   8,663,877
12/31/2007           $   11,225,556         $    9,894,621    $   9,139,486
12/31/2008           $    7,674,555         $    6,248,624    $   5,758,767
12/31/2009           $    9,169,803         $    7,478,997    $   7,283,193
12/31/2010           $   10,120,961         $    8,638,687    $   8,381,801
12/31/2011           $    9,688,679         $    8,672,419    $   8,556,777
12/31/2012           $   10,820,303         $   10,190,852    $   9,924,809

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class Y shares of the Fund for periods prior to February 25, 2005, is the performance of the predecessor Cullen Value Fund's single class, which has not been restated to reflect any differences in expenses. The predecessor Cullen Value Fund had higher expenses than those of the Fund's Class Y shares. Since the fees for the predecessor fund's single class were higher than those of Class Y shares of the Fund, the performance of Class Y shares prior to February 25, 2005, would have been higher than the performance shown.

Class Y shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

16 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Performance Update | 12/31/12                                     Class Z Shares

Investment Returns
--------------------------------------------------------------------------------
The mountain chart on the right shows the change in value of a $10,000 investment made in Pioneer Fundamental Value Fund, compared to that of the S&P 500 Index and the Russell 1000 Value Index.

Average Annual Total Returns
(As of December 31, 2012)
--------------------------------------------------------------------------------
                                          If                  If
Period                                    Held                Redeemed
--------------------------------------------------------------------------------
10 Years                                   7.89%               7.89%
5 Years                                   -0.80               -0.80
1 Year                                    11.59               11.59
--------------------------------------------------------------------------------

Expense Ratio
(Per prospectus dated November 1, 2012,
as revised November 7, 2012)
--------------------------------------------------------------------------------
                                          Gross               Net
--------------------------------------------------------------------------------
                                          0.93%               0.90%
--------------------------------------------------------------------------------

[THE FOLLOWING DATA WAS REPRESENTED AS A MOUNTAIN CHART IN THE PRINTED MATERIAL]

Value of $10,000 Investment

                     Pioneer Fundamental                      Russell 1000
                     Value Fund             S&P 500 Index     Value Index
12/31/2002           $       10,000         $      10,000     $     10,000
12/31/2003           $       13,807         $      13,003     $     12,867
12/31/2004           $       15,759         $      15,148     $     14,266
12/31/2005           $       17,860         $      16,216     $     14,966
12/31/2006           $       20,831         $      19,824     $     17,328
12/31/2007           $       22,252         $      19,789     $     18,279
12/31/2008           $       15,171         $      12,497     $     11,518
12/31/2009           $       18,133         $      14,958     $     14,566
12/31/2010           $       20,015         $      17,277     $     16,764
12/31/2011           $       19,156         $      17,345     $     17,114
12/31/2012           $       21,376         $      20,382     $     19,850

Call 1-800-225-6292 or visit us.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

Pioneer Fundamental Value Fund acquired the assets and liabilities of the predecessor Cullen Value Fund on February 25, 2005. The performance shown for Class Z shares of the Fund for periods prior to February 25, 2005, is the performance of the predecessor Cullen Value Fund's single class, which has not been restated to reflect any differences in expenses. The predecessor Cullen Value Fund had higher expenses than those of the Fund's Class Z shares. Since the fees for the predecessor fund's single class were higher than those of Class Z shares of the Fund, the performance of Class Z shares prior to February 25, 2005, would have been higher than the performance shown.

Performance shown for Class Z shares for the period from February 25, 2005, to the inception of Class Z shares on November 1, 2008, reflects the NAV performance of the Pioneer Fundamental Value Fund's Class A shares. The performance does not reflect differences in expenses, including the Rule 12b-1 fees applicable to Class A shares. Since fees for Class A shares are generally higher than those of Class Z shares, the performance for Class Z shares from February 25, 2005, to November 1, 2008, would have been higher than that shown. Class Z shares are not subject to sales charges and are available for limited groups of eligible investors, including institutional investors. All results are historical and assume the reinvestment of dividends and capital gains. Other share classes are available for which performance and expenses will differ.

Performance results reflect any applicable expense waivers in effect during the periods shown. Without such waivers Fund performance would be lower. Waivers may not be in effect for all funds. Certain fee waivers are contractual through a specified period. Otherwise, fee waivers can be rescinded at any time. See the prospectus and financial statements for more information.

The net expense ratio reflects the contractual expense limitation currently in effect through November 1, 2014, for Class Z shares. There can be no assurance that Pioneer will extend the expense limitation beyond such time. Please see the prospectus and financial statements for more information.

The performance table and graph do not reflect the deduction of fees and taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 17

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2) transaction costs, including sales charges (loads) on purchase payments.

This example is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The example is based on an invest-ment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses.You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)    Divide your account value by $1,000
       Example: an $8,600 account value (divided by) $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Fundamental Value Fund

Based on actual returns from July 1, 2012, through December 31, 2012.

-----------------------------------------------------------------------------------------------------
Share Class                    A           B           C          R           Y           Z
-----------------------------------------------------------------------------------------------------
Beginning Account Value     $1,000.00   $1,000.00   $1,000.00   $1,000.00   $1,000.00   $1,000.00
on 7/1/12
-----------------------------------------------------------------------------------------------------
Ending Account Value        $1,046.00   $1,041.40   $1,042.20   $1,045.00   $1,047.10   $1,047.80
(after expenses)
on 12/31/12
-----------------------------------------------------------------------------------------------------
Expenses Paid                   $6.14      $10.81      $10.09       $7.16       $4.39       $4.65
During Period*
-----------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized net expense ratio of 1.19%, 2.10%, 1.96%, 1.39%, 0.85%, and 0.90% for Class A, Class B, Class C, Class
     R, Class Y, and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

18 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Fundamental Value Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from July 1, 2012, through December 31, 2012.

-------------------------------------------------------------------------------------------------
Share Class                       A           B           C          R          Y          Z
-------------------------------------------------------------------------------------------------
Beginning Account Value       $1,000.00   $1,000.00   $1,000.00  $1,000.00  $1,000.00  $1,000.00
on 7/1/12
-------------------------------------------------------------------------------------------------
Ending Account Value          $1,019.21   $1,014.62   $1,015.32  $1,018.20  $1,020.92  $1,020.67
(after expenses)
on 12/31/12
-------------------------------------------------------------------------------------------------
Expenses Paid                     $6.06      $10.66       $9.96      $7.07      $4.33       $4.58
During Period*
-------------------------------------------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 1.19%, 2.10%, 1.96%, 1.39%, 0.85%, and 0.90% for Class A, Class B, Class C, Class R, Class Y, and Class Z shares, respectively, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period).

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 19

Schedule of Investments | 12/31/12 (unaudited)

-------------------------------------------------------------------------------------
 Shares                                                                Value
-------------------------------------------------------------------------------------
                COMMON STOCKS -- 100.5%
                ENERGY -- 21.1%
                Oil & Gas Drilling -- 2.2%
     663,600    Ensco Plc                                              $   39,338,208
-------------------------------------------------------------------------------------
                Oil & Gas Equipment & Services -- 2.1%
   1,066,700    Halliburton Co.                                        $   37,003,823
-------------------------------------------------------------------------------------
                Integrated Oil & Gas -- 10.0%
   1,364,900    BP Plc (A.D.R.)                                        $   56,834,436
     800,200    Chevron Corp.                                              86,533,629
     485,000    Occidental Petroleum Corp.                                 37,155,850
                                                                       --------------
                                                                       $  180,523,915
-------------------------------------------------------------------------------------
                Oil & Gas Exploration & Production -- 3.7%
     237,700    Apache Corp.                                           $   18,659,450
   1,568,100    Marathon Oil Corp.                                         48,077,946
                                                                       --------------
                                                                       $   66,737,396
-------------------------------------------------------------------------------------
                Oil & Gas Refining & Marketing -- 3.1%
     899,200    Marathon Petroleum Corp.*                              $   56,649,600
                                                                       --------------
                Total Energy                                           $  380,252,942
-------------------------------------------------------------------------------------
                MATERIALS -- 4.9%
                Diversified Chemicals -- 2.0%
     621,400    LyondellBasell Industries NV                           $   35,475,726
-------------------------------------------------------------------------------------
                Fertilizers & Agricultural Chemicals -- 1.3%
     413,950    The Mosaic Co.                                         $   23,441,988
-------------------------------------------------------------------------------------
                Diversified Metals & Mining -- 1.6%
     865,700    Freeport-McMoRan Copper & Gold, Inc.                   $   29,606,940
                                                                       --------------
                Total Materials                                        $   88,524,654
-------------------------------------------------------------------------------------
                CAPITAL GOODS -- 6.9%
                Aerospace & Defense -- 2.3%
     518,200    United Technologies Corp.                              $   42,497,582
-------------------------------------------------------------------------------------
                Industrial Conglomerates -- 2.5%
   2,147,500    General Electric Co.                                   $   45,076,025
-------------------------------------------------------------------------------------
                Construction & Farm Machinery & Heavy Trucks -- 2.1%
     345,800    Cummins, Inc.                                          $   37,467,430
                                                                       --------------
                Total Capital Goods                                    $  125,041,037
-------------------------------------------------------------------------------------
                TRANSPORTATION -- 1.7%
                Railroads -- 1.7%
   1,526,000    CSX Corp.                                              $   30,107,980
                                                                       --------------
                Total Transportation                                   $   30,107,980
-------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

20 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

-------------------------------------------------------------------------------------
 Shares                                                                      Value
-------------------------------------------------------------------------------------
                MEDIA -- 1.8%
                Broadcasting -- 1.8%
     836,700    CBS Corp. (Class B)                                    $   31,836,435
                                                                       --------------
                Total Media                                            $   31,836,435
-------------------------------------------------------------------------------------
                RETAILING -- 2.3%
                Department Stores -- 2.3%
   1,042,400    Macy's, Inc.                                           $   40,674,448
                                                                       --------------
                Total Retailing                                        $   40,674,448
-------------------------------------------------------------------------------------
                FOOD, BEVERAGE & TOBACCO -- 1.0%
                Soft Drinks -- 1.0%
     584,500    Coca-Cola Enterprises, Inc.                            $   18,546,185
                                                                       --------------
                Total Food, Beverage & Tobacco                         $   18,546,185
-------------------------------------------------------------------------------------
                HEALTH CARE EQUIPMENT & SERVICES -- 7.3%
                Health Care Equipment -- 3.4%
   1,041,100    Covidien Plc                                           $   60,113,114
-------------------------------------------------------------------------------------
                Managed Health Care -- 3.9%
     745,548    Aetna, Inc.                                            $   34,518,872
     664,600    UnitedHealth Group, Inc.                                   36,047,904
                                                                       --------------
                                                                       $   70,566,776
                                                                       --------------
                Total Health Care Equipment & Services                 $  130,679,890
-------------------------------------------------------------------------------------
                PHARMACEUTICALS, BIOTECHNOLOGY & LIFE
                SCIENCES -- 13.5%
                Pharmaceuticals -- 13.5%
     381,500    AstraZeneca Plc (A.D.R.)                               $   18,033,505
     851,400    Johnson & Johnson Co.                                      59,683,140
   1,955,000    Merck & Co., Inc.                                          80,037,700
   3,412,300    Pfizer, Inc.                                               85,580,484
                                                                       --------------
                                                                       $  243,334,829
                                                                       --------------
                Total Pharmaceuticals, Biotechnology & Life Sciences   $  243,334,829
-------------------------------------------------------------------------------------
                BANKS -- 6.6%
                Diversified Banks -- 4.6%
   2,424,700    Wells Fargo & Co.                                      $   82,876,246
-------------------------------------------------------------------------------------
                Regional Banks -- 2.0%
     606,900    PNC Financial Services Group, Inc.                     $   35,388,339
                                                                       --------------
                Total Banks                                            $  118,264,585
-------------------------------------------------------------------------------------
                DIVERSIFIED FINANCIALS -- 15.0%
                Other Diversified Financial Services -- 7.7%
   1,769,840    Citigroup, Inc.                                        $   70,014,870
   1,562,550    JPMorgan Chase & Co.                                       68,705,324
                                                                       --------------
                                                                       $  138,720,194
-------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 21

-------------------------------------------------------------------------------------
 Shares                                                                      Value
-------------------------------------------------------------------------------------
                Consumer Finance -- 5.1%
     809,800    Capital One Financial Corp.                            $   46,911,714
   1,156,700    Discover Financial Services, Inc.                          44,590,785
                                                                       --------------
                                                                       $   91,502,499
-------------------------------------------------------------------------------------
                Investment Banking & Brokerage -- 2.2%
     318,000    The Goldman Sachs Group, Inc.                          $   40,564,080
                                                                       --------------
                Total Diversified Financials                           $  270,786,773
-------------------------------------------------------------------------------------
                INSURANCE -- 6.4%
                Life & Health Insurance -- 2.5%
     470,500    Aflac, Inc.                                            $   24,992,960
     618,100    MetLife, Inc.                                              20,360,214
                                                                       --------------
                                                                       $   45,353,174
-------------------------------------------------------------------------------------
                Property & Casualty Insurance -- 3.9%
     544,300    ACE, Ltd.                                              $   43,435,140
     678,300    The Allstate Corp.                                         27,247,311
                                                                       --------------
                                                                       $   70,682,451
                                                                       --------------
                Total Insurance                                        $  116,035,625
-------------------------------------------------------------------------------------
                SOFTWARE & SERVICES -- 5.5%
                Systems Software -- 5.5%
   2,110,200    Microsoft Corp.                                        $   56,405,646
   1,277,400    Oracle Corp.                                               42,562,968
                                                                       --------------
                                                                       $   98,968,614
                                                                       --------------
                Total Software & Services                              $   98,968,614
-------------------------------------------------------------------------------------
                TECHNOLOGY HARDWARE & EQUIPMENT -- 3.4%
                Communications Equipment -- 2.4%
   2,169,300    Cisco Systems, Inc.                                    $   42,626,745
-------------------------------------------------------------------------------------
                Computer Hardware -- 1.0%
      35,600    Apple, Inc.                                            $   18,975,868
                                                                       --------------
                Total Technology Hardware & Equipment                  $   61,602,613
-------------------------------------------------------------------------------------
                SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT -- 1.1%
                Semiconductors -- 1.1%
   1,001,400    Intel Corp.                                            $   20,658,882
                                                                       --------------
                Total Semiconductors & Semiconductor Equipment         $   20,658,882
-------------------------------------------------------------------------------------
                TELECOMMUNICATION SERVICES -- 2.0%
                Wireless Telecommunication Services -- 2.0%
   1,439,600    Vodafone Group Plc (A.D.R.)                            $   36,263,524
                                                                       --------------
                Total Telecommunication Services                       $   36,263,524
-------------------------------------------------------------------------------------
                TOTAL COMMON STOCKS
                (Cost $1,666,353,841)                                  $1,811,579,016
-------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

22 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

-------------------------------------------------------------------------------------
                                                                       Value
-------------------------------------------------------------------------------------
                TOTAL INVESTMENT IN SECURITIES -- 100.5%
                (Cost $1,666,353,842) (a)                           $  1,811,579,016
-------------------------------------------------------------------------------------
                OTHER ASSETS & LIABILITIES -- (0.5)%                $     (8,569,395)
=====================================================================================
                TOTAL NET ASSETS -- 100.0%                          $  1,803,009,621
=====================================================================================

*         Non-income producing security.

(A.D.R.)  American Depositary Receipt.

(a) At December 31, 2012, the net unrealized gain on investments based on cost for federal income tax purposes of $1,666,353,842 was as follows:

            Aggregate gross unrealized gain for all investments in which
               there is an excess of value over tax cost                       $ 173,417,769
            Aggregate gross unrealized loss for all investments in which
               there is an excess of tax cost over value                       $ (28,192,595)
                                                                               -------------
            Net unrealized gain                                                $ 145,225,174
                                                                               =============

Purchases and sales of securities (excluding temporary cash investments) for the six months ended December 31, 2012 aggregated $1,760,359,499 and $3,717,145,361, respectively.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below.

     Level 1 - quoted prices in active markets for identical securities.

     Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.) See Notes to Financial Statements -- Note 1A.

     Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining fair value of investments) See Notes to Financial Statements -- Note 1A.

Generally, equity securities are categorized as Level 1, fixed income securities and senior loans as Level 2 and securities valued using fair value methods (other than prices supplied by independent pricing services) are categorized as Level 3. See Notes to Financial Statements -- Note 1A.

The following is a summary of the inputs used as of December 31, 2012, in valuing the Fund's investments:

-----------------------------------------------------------------------------------------------
                                        Level 1            Level 2    Level 3    Total
-----------------------------------------------------------------------------------------------
Common Stocks                           $1,811,579,016     $--        $--        $1,811,579,016
-----------------------------------------------------------------------------------------------
Total                                   $1,811,579,016     $--        $--        $1,811,579,016
===============================================================================================

During the six months ended December 31, 2012, there were no transfers between Levels 1, 2 and 3.

The accompanying notes are an integral part of these financial statements.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 23

Statement of Assets and Liabilities | 12/31/12 (unaudited)

ASSETS:
   Investment in securities (cost $1,666,353,842)               $1,811,579,016
   Cash                                                              6,865,445
   Receivables --
     Fund shares sold                                                2,039,511
     Dividends                                                       3,625,011
   Prepaid expenses                                                    112,424
-------------------------------------------------------------------------------
        Total assets                                            $1,824,221,407
===============================================================================
LIABILITIES:
   Payables --
     Fund shares repurchased                                        20,264,407
     Dividends                                                              16
   Due to affiliates                                                   800,042
   Due to Pioneer Investment Management, Inc.                            4,016
   Accrued expenses                                                    143,305
-------------------------------------------------------------------------------
        Total liabilities                                       $   21,211,786
===============================================================================
NET ASSETS:
   Paid-in capital                                              $1,706,412,380
   Distributions in excess of net investment income                   (444,692)
   Accumulated net realized loss on investments                    (48,183,241)
   Net unrealized gain on investments                              145,225,174
-------------------------------------------------------------------------------
        Total net assets                                        $1,803,009,621
===============================================================================
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
   Class A (based on $879,518,753/48,173,234 shares)            $        18.26
   Class B (based on $34,467,249/1,890,583 shares)              $        18.23
   Class C (based on $226,503,914/12,473,196 shares)            $        18.16
   Class R (based on $24,145,917/1,341,643 shares)              $        18.00
   Class Y (based on $611,960,363/33,460,733 shares)            $        18.29
   Class Z (based on $26,413,425/1,457,157 shares)              $        18.13
MAXIMUM OFFERING PRICE:
   Class A ($18.26 (division) 94.25%)                           $        19.37
===============================================================================

The accompanying notes are an integral part of these financial statements.

24 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

Statement of Operations (unaudited)

For the Six Months Ended 12/31/12

INVESTMENT INCOME:
  Dividends (net of foreign taxes withheld of $1,087,089)       $   38,897,901
  Interest                                                              37,822
-----------------------------------------------------------------------------------------------
         Total investment income                                                 $   38,935,723
===============================================================================================
EXPENSES:
  Management fees                                               $    8,210,006
  Transfer agent fees
     Class A                                                           397,563
     Class B                                                            33,680
     Class C                                                           114,865
     Class R                                                             8,118
     Class Y                                                            53,593
     Class Z                                                             7,478
  Distribution fees
     Class A                                                         1,366,849
     Class B                                                           185,894
     Class C                                                         1,307,326
     Class R                                                            68,039
  Shareholder communication expense                                  1,756,729
  Administrative reimbursements                                        349,705
  Custodian fees                                                        27,151
  Registration fees                                                     93,924
  Professional fees                                                    118,714
  Printing expense                                                       9,374
  Fees and expenses of nonaffiliated trustees                           77,727
  Miscellaneous                                                         45,534
-----------------------------------------------------------------------------------------------
          Total expenses                                                         $   14,232,269
         Less fees waived and expenses reimbursed by
            Pioneer Investment Management, Inc.                                         (12,626)
-----------------------------------------------------------------------------------------------
         Net expenses                                                            $   14,219,643
-----------------------------------------------------------------------------------------------
            Net investment income                                                $   24,716,080
-----------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
  Net realized gain on investments                                               $  520,609,485
-----------------------------------------------------------------------------------------------
  Change in net unrealized gain on investments                                   $ (415,046,927)
-----------------------------------------------------------------------------------------------
     Net gain on investments                                                     $  105,562,558
-----------------------------------------------------------------------------------------------
     Net increase in net assets resulting from operations                        $  130,278,638
===============================================================================================

The accompanying notes are an integral part of these financial statements.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 25

Statements of Changes in Net Assets

--------------------------------------------------------------------------------------------------
                                                            Six Months
                                                            Ended
                                                            12/31/12             Year Ended
                                                            (unaudited)          6/30/12
--------------------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income                                       $     24,716,080     $     73,111,813
Net realized gain (loss) on investments                          520,609,485          (23,686,565)
Change in net unrealized gain (loss) on investments             (415,046,927)        (247,657,627)
--------------------------------------------------------------------------------------------------
      Net increase (decrease) in net assets
          resulting from operations                         $    130,278,638     $   (198,232,379)
--------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
      Class A ($0.69 and $0.28 per share, respectively)     $    (32,621,654)    $    (26,025,849)
      Class B ($0.52 and $0.08 per share, respectively)             (969,236)            (221,047)
      Class C ($0.53 and $0.13 per share, respectively)           (6,429,535)          (2,656,119)
      Class R ($0.67 and $0.23 per share, respectively)             (872,060)            (390,615)
      Class Y ($0.76 and $0.36 per share, respectively)          (25,261,068)         (49,749,784)
      Class Z ($0.76 and $0.36 per share, respectively)           (1,064,959)            (733,366)
--------------------------------------------------------------------------------------------------
      Total distributions to shareowners                    $    (67,218,512)    $    (79,776,780)
--------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale or exchange of shares                $    120,471,590     $    817,445,443
Reinvestment of distributions                                     61,601,164           71,231,056
Cost of shares repurchased                                    (2,259,421,295)      (2,138,832,777)
--------------------------------------------------------------------------------------------------
      Net decrease in net assets resulting from Fund
          share transactions                                $ (2,077,348,541)    $ (1,250,156,278)
--------------------------------------------------------------------------------------------------
      Net increase (decrease) in net assets                 $ (2,014,288,415)    $ (1,528,165,437)
NET ASSETS:
Beginning of period                                            3,817,298,036        5,345,463,473
--------------------------------------------------------------------------------------------------
End of period                                               $  1,803,009,621     $  3,817,298,036
==================================================================================================
Undistributed (Distributions in excess of) net
  investment income                                         $       (444,692)    $     42,057,740
==================================================================================================

The accompanying notes are an integral part of these financial statements.

26 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

----------------------------------------------------------------------------------------------------------
                                      12/12 Shares    12/12 Amount
                                     (unaudited)     (unaudited)           6/12 Shares     6/12 Amount
----------------------------------------------------------------------------------------------------------
CLASS A
Shares sold                            2,790,055     $     51,672,294       13,241,829     $  231,750,096
Reinvestment of distributions          1,730,522           31,512,805        1,411,139         24,074,045
Less shares repurchased              (27,888,014)        (519,049,559)     (54,009,256)      (945,690,044)
----------------------------------------------------------------------------------------------------------
      Net decrease                   (23,367,437)    $   (435,864,460)     (39,356,288)    $ (689,865,903)
==========================================================================================================
CLASS B
Shares sold or exchanged                  10,050     $        182,328           38,884     $      670,121
Reinvestment of distributions             46,237              840,586           10,981            187,142
Less shares repurchased                 (330,823)          (6,110,813)        (955,228)       (16,626,750)
----------------------------------------------------------------------------------------------------------
      Net decrease                      (274,536)    $     (5,087,899)        (905,363)    $  (15,769,487)
==========================================================================================================
CLASS C
Shares sold                              333,469     $      6,108,914        1,240,313     $   21,455,404
Reinvestment of distributions            271,564            4,918,030          119,665          2,028,320
Less shares repurchased               (4,510,707)         (82,850,644)      (8,738,581)      (151,316,516)
----------------------------------------------------------------------------------------------------------
      Net decrease                    (3,905,674)    $    (71,823,700)      (7,378,603)    $ (127,832,792)
==========================================================================================================
CLASS R
Shares sold                              120,093     $      2,192,132          552,493     $    9,558,548
Reinvestment of distributions             45,520              817,091           20,791            350,327
Less shares repurchased                 (460,571)          (8,467,255)      (1,026,178)       (17,944,040)
----------------------------------------------------------------------------------------------------------
      Net decrease                      (294,958)    $     (5,458,032)        (452,894)    $   (8,035,165)
==========================================================================================================
CLASS Y
Shares sold                            3,131,276     $     57,726,600       30,423,835     $  533,381,688
Reinvestment of distributions          1,230,709           22,448,129        2,566,042         43,879,311
Less shares repurchased              (87,457,805)      (1,625,476,004)     (55,840,775)      (982,922,063)
----------------------------------------------------------------------------------------------------------
      Net decrease                   (83,095,820)    $ (1,545,301,275)     (22,850,898)    $ (405,661,064)
==========================================================================================================
CLASS Z
Shares sold                              141,405     $      2,589,322        1,198,283     $   20,629,586
Reinvestment of distributions             58,879            1,064,523           41,951            711,911
Less shares repurchased                 (941,673)         (17,467,020)      (1,416,148)       (24,333,364)
----------------------------------------------------------------------------------------------------------
      Net decrease                      (741,389)    $    (13,813,175)        (175,914)    $   (2,991,867)
==========================================================================================================

The accompanying notes are an integral part of these financial statements.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 27

Financial Highlights

------------------------------------------------------------------------------------------------------------------------------------
                                                          Six Months
                                                          Ended       Year         Year        Year        Year         Year
                                                          12/31/12    Ended        Ended       Ended       Ended        Ended
                                                          (unaudited) 6/30/12      6/30/11     6/30/10     6/30/09      6/30/08
------------------------------------------------------------------------------------------------------------------------------------
Class A
Net asset value, beginning of period                      $  18.12    $    18.96   $    15.26  $    14.15  $    18.97   $    21.21
------------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                  $   0.33    $     0.35   $     0.25  $     0.19  $     0.22   $     0.24
   Net realized and unrealized gain (loss) on investments     0.50         (0.91)        3.63        1.09       (4.86)       (2.16)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations        $   0.83    $    (0.56)  $     3.88  $     1.28  $    (4.64)  $    (1.92)
------------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                     (0.69)        (0.28)       (0.18)      (0.17)      (0.18)       (0.27)
   Net realized gain                                            --            --           --          --          --        (0.05)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                $   0.14    $    (0.84)  $     3.70  $     1.11  $    (4.82)  $    (2.24)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                            $  18.26    $    18.12   $    18.96  $    15.26  $    14.15   $    18.97
====================================================================================================================================
Total return*                                                 4.60%        (2.85)%      25.50%       8.95%     (24.41)%      (9.22)%
Ratio of net expenses to average net assets+                  1.19%**       1.18%        1.13%       1.17%       1.18%        1.09%
Ratio of net investment income to average net assets+         1.91%**       1.48%        1.23%       1.08%       1.63%        1.28%
Portfolio turnover rate                                        141%**         13%          12%         12%         19%          13%
Net assets, end of period (in thousands)                  $879,519    $1,296,116   $2,102,980  $2,027,653  $2,021,300   $2,224,629
Ratios with no waiver of fees and assumption of
   expenses by the Adviser and no reduction for fees
   paid indirectly:
   Total expenses                                             1.19%**       1.18%        1.13%       1.17%       1.18%        1.09%
   Net investment income                                      1.91%**       1.48%        1.23%       1.08%       1.63%        1.28%
Ratios with waiver of fees and assumption of
   expenses by the Adviser and reduction for fees
   paid indirectly:
   Net expenses                                               1.19%**       1.18%        1.13%       1.17%       1.18%        1.09%
   Net investment income                                      1.91%**       1.48%        1.23%       1.08%       1.63%        1.29%
------------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.

**  Annualized.

+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

28 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

------------------------------------------------------------------------------------------------------------------------------
                                                              Six Months
                                                              Ended       Year       Year      Year      Year       Year
                                                              12/31/12    Ended      Ended     Ended     Ended      Ended
                                                              (unaudited) 6/30/12    6/30/11   6/30/10   6/30/09    6/30/08
------------------------------------------------------------------------------------------------------------------------------
Class B
Net asset value, beginning of period                          $ 18.01     $ 18.81    $ 15.13   $ 14.03   $ 18.75    $  20.96
------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                      $  0.14     $  0.18    $  0.10   $  0.06   $  0.12    $   0.08
   Net realized and unrealized gain (loss) on investments        0.60       (0.90)      3.59      1.07     (4.83)      (2.16)
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $  0.74     $ (0.72)   $  3.69   $  1.13   $ (4.71)   $  (2.08)
------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                        (0.52)      (0.08)     (0.01)    (0.03)    (0.01)      (0.08)
   Net realized gain                                               --          --         --        --        --       (0.05)
------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $  0.22     $ (0.80)   $  3.68   $  1.10   $ (4.72)   $  (2.21)
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $ 18.23     $ 18.01    $ 18.81   $ 15.13   $ 14.03    $  18.75
==============================================================================================================================
Total return*                                                    4.14%      (3.78)%    24.37%     8.03%   (25.12)%     (9.99)%
Ratio of net expenses to average net assets+                     2.10%**     2.08%      2.06%     2.05%     2.12%       1.93%
Ratio of net investment income to average net assets+            1.02%**     0.59%      0.30%     0.19%     0.66%       0.44%
Portfolio turnover rate                                           141%**       13%        12%       12%       19%         13%
Net assets, end of period (in thousands)                      $34,467     $38,996    $57,748   $62,428   $68,240    $104,145
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                2.11%**     2.08%      2.06%     2.05%     2.12%       1.93%
   Net investment income                                         1.10%**     0.59%      0.30%     0.19%     0.66%       0.44%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  2.10%**     2.08%      2.06%     2.05%     2.11%       1.92%
   Net investment income                                         1.02%**     0.59%      0.30%     0.19%     0.67%       0.45%
------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.

**  Annualized.

+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 29

------------------------------------------------------------------------------------------------------------------------------------
                                                              Six Months
                                                              Ended        Year        Year       Year       Year        Year
                                                              12/31/12     Ended       Ended      Ended      Ended       Ended
                                                              (unaudited)  6/30/12     6/30/11    6/30/10    6/30/09     6/30/08
------------------------------------------------------------------------------------------------------------------------------------
Class C
Net asset value, beginning of period                          $  17.93     $  18.74    $  15.09   $  14.00   $  18.72    $  20.95
------------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                      $   0.20     $   0.21    $   0.11   $   0.06   $   0.13    $   0.09
   Net realized and unrealized gain (loss) on investments         0.56        (0.89)       3.59       1.09      (4.81)      (2.15)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $   0.76     $  (0.68)   $   3.70   $   1.15   $  (4.68)   $  (2.06)
------------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                         (0.53)       (0.13)      (0.05)     (0.06)     (0.04)      (0.12)
   Net realized gain                                                --           --          --         --         --       (0.05)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $   0.23     $  (0.81)   $   3.65   $   1.09   $  (4.72)   $  (2.23)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $  18.16     $  17.93    $  18.74   $  15.09   $  14.00    $  18.72
====================================================================================================================================
Total return*                                                     4.22%       (3.58)%     24.54%      8.16%    (24.98)%     (9.92)%
Ratio of net expenses to average net assets+                      1.96%**      1.90%       1.87%      1.92%      1.96%       1.85%
Ratio of net investment income to average net assets+             1.16%**      0.78%       0.49%      0.33%      0.83%       0.51%
Portfolio turnover rate                                            141%**        13%         12%        12%        19%         13%
Net assets, end of period (in thousands)                      $226,504     $293,696    $445,252   $432,245   $425,022    $588,241
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                 1.96%**      1.90%       1.87%      1.92%      1.96%       1.85%
   Net investment income                                          1.16%**      0.78%       0.49%      0.33%      0.83%       0.51%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                   1.96%**      1.90%       1.87%      1.92%      1.96%       1.84%
   Net investment income                                          1.16%**      0.78%       0.49%      0.33%      0.83%       0.52%
------------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at net asset value at the end of each period, and no sales charges. Total return would be reduced if sales charges were taken into account.

**  Annualized.

+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

30 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

--------------------------------------------------------------------------------------------------------------------------------
                                                              Six Months
                                                              Ended       Year       Year      Year      Year       Year
                                                              12/31/12    Ended      Ended     Ended     Ended      Ended
                                                              (unaudited) 6/30/12    6/30/11   6/30/10   6/30/09    6/30/08
--------------------------------------------------------------------------------------------------------------------------------
Class R
Net asset value, beginning of period                          $ 17.87     $ 18.69    $ 15.08   $ 14.03   $ 18.84    $ 21.15
--------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                      $  0.24     $  0.28    $  0.15   $  0.09   $  0.13    $  0.32
   Net realized and unrealized gain (loss) on investments        0.56       (0.87)      3.63      1.15     (4.76)     (2.29)
--------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations            $  0.89     $ (0.59)   $  3.78   $  1.24   $ (4.63)   $ (1.97)
--------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                        (0.67)      (0.23)     (0.17)    (0.19)    (0.18)     (0.29)
   Net realized gain                                               --          --         --        --        --      (0.05)
--------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                    $  0.13     $ (0.82)   $  3.61   $  1.05   $ (4.81)   $ (2.31)
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                $ 18.00     $ 17.87    $ 18.69   $ 15.08   $ 14.03    $ 18.84
================================================================================================================================
Total return*                                                    4.50%      (3.08)%    25.15%     8.75%   (24.57)%    (9.51)%
Ratio of net expenses to average net assets+                     1.39%**     1.40%      1.40%     1.40%     1.40%      1.41%
Ratio of net investment income to average net assets+            1.73%**     1.28%      0.99%     0.93%     1.47%      1.13%
Portfolio turnover rate                                           141%**       13%        12%       12%       19%        13%
Net assets, end of period (in thousands)                      $24,146     $29,239    $39,046   $25,618   $ 9,420    $ 4,231
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                1.39%**     1.54%      1.63%     1.85%     2.11%      1.48%
   Net investment income                                         1.73%**     1.14%      0.76%     0.48%     0.76%      1.06%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                  1.39%**     1.40%      1.40%     1.40%     1.40%      1.40%
   Net investment income                                         1.73%**     1.28%      0.99%     0.93%     1.47%      1.14%
--------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period.

**  Annualized.

+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

31 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

------------------------------------------------------------------------------------------------------------------------------------
                                                            Six Months
                                                            Ended       Year         Year        Year        Year         Year
                                                            12/31/12    Ended        Ended       Ended       Ended        Ended
                                                            (unaudited) 6/30/12      6/30/11     6/30/10     6/30/09      6/30/08
------------------------------------------------------------------------------------------------------------------------------------
Class Y
Net asset value, beginning of period                        $  18.19    $    19.05   $    15.34  $    14.21  $    19.07   $  21.30
------------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                    $   0.86    $     0.36   $     0.27  $     0.19  $     0.21   $   0.29
   Net realized and unrealized gain (loss) on investments         --         (0.86)        3.69        1.17       (4.83)     (2.14)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations          $   0.86    $    (0.50)  $     3.96  $     1.36  $    (4.62)  $  (1.85)
------------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                       (0.76)        (0.36)       (0.25)      (0.23)      (0.24)     (0.33)
   Net realized gain                                              --            --           --          --          --      (0.05)
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                  $   0.10    $    (0.86)  $     3.71  $     1.13  $    (4.86)  $  (2.23)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $  18.29    $    18.19   $    19.05  $    15.34  $    14.21   $  19.07
====================================================================================================================================
Total return*                                                   4.74%        (2.49)%      25.92%       9.47%     (24.18)%    (8.87)%
Ratio of net expenses to average net assets+                    0.85%**       0.80%        0.78%       0.75%       0.83%      0.75%
Ratio of net investment income to average net assets+           2.31%**       1.89%        1.61%       1.50%       2.01%      1.62%
Portfolio turnover rate                                          141%**         13%          12%         12%         19%        13%
Net assets, end of period (in thousands)                    $611,960    $2,119,613   $2,655,530  $1,973,461  $1,231,649   $818,534
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid
   indirectly:
   Total expenses                                               0.85%**       0.80%        0.78%       0.75%       0.83%      0.75%
   Net investment income                                        2.31%**       1.89%        1.61%       1.50%       2.01%      1.62%
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                 0.85%**       0.80%        0.78%       0.75%       0.83%      0.75%
   Net investment income                                        2.31%**       1.89%        1.61%       1.50%       2.01%      1.62%
------------------------------------------------------------------------------------------------------------------------------------

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period.

**  Annualized.

+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

32 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

-----------------------------------------------------------------------------------------------------------------------
                                                                Six Months
                                                                Ended        Year       Year      Year      11/1/08 (a)
                                                                12/31/12     Ended      Ended     Ended     to
                                                                (unaudited)  6/30/12    6/30/11   6/30/10   6/30/09
-----------------------------------------------------------------------------------------------------------------------
Class Z
Net asset value, beginning of period                            $ 18.03      $ 18.91    $ 15.22   $ 14.12   $ 15.66
-----------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
   Net investment income                                        $  0.37      $  0.35    $  0.28   $  0.14   $  0.17
   Net realized and unrealized gain (loss) on investments          0.49        (0.87)      3.66      1.20     (1.46)
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) from investment operations              $  0.85      $ (0.52)   $  3.94   $  1.34   $ (1.29)
-----------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
   Net investment income                                          (0.76)       (0.36)     (0.25)    (0.24)    (0.25)
   Net realized gain                                                 --           --         --        --        --
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in net asset value                      $  0.09      $ (0.88)   $  3.69   $  1.10   $ (1.54)
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                  $ 18.13      $ 18.03    $ 18.91   $ 15.22   $ 14.12
=======================================================================================================================
Total return*                                                      4.78%       (2.61)%    25.98%     9.36%     8.16%***
Ratio of net expenses to average net assets+                       0.90%**      0.90%      0.76%     0.80%     0.83%**
Ratio of net investment income to average net assets+              2.22%**      1.80%      1.68%     1.49%     1.97%**
Portfolio turnover rate                                             141%**        13%        12%       12%       19%**
Net assets, end of period (in thousands)                        $26,413      $39,638    $44,907   $29,865   $ 5,674
Ratios with no waiver of fees and assumption of expenses
   by the Adviser and no reduction for fees paid indirectly:
   Total expenses                                                  0.97%**      0.93%      0.76%     0.80%     0.83%**
   Net investment income                                           2.15%**      1.77%      1.68%     1.49%     1.97%**
Ratios with waiver of fees and assumption of expenses
   by the Adviser and reduction for fees paid indirectly:
   Net expenses                                                    0.90%**      0.90%      0.76%     0.80%     0.83%**
   Net investment income                                           2.22%**      1.80%      1.68%     1.49%     1.97%**
-----------------------------------------------------------------------------------------------------------------------

(a) Class Z shares were first publicly offered on November 1, 2008.

* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, and the complete redemption of the investment at net asset value at the end of each period. ** Annualized.

*** Not annualized.

+   Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 33

Notes to Financial Statements | 12/31/12 (unaudited)

1. Organization and Significant Accounting Policies

Pioneer Fundamental Value Fund (formerly known as Pioneer Cullen Value Fund) (the "Fund") is a series of Pioneer Series Trust III, a Delaware statutory trust. The Fund is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The investment objective of the Fund is to seek capital appreciation. Current income is a secondary objective.

The Fund offers six classes of shares designated as Class A, Class B, Class C, Class R, Class Y and Class Z shares. Effective as of the close of business on December 31, 2009, Class B shares are no longer offered to new or existing shareholders, except that dividends and/or capital gain distributions may continue to be reinvested in Class B shares, and shareholders may exchange their Class B shares for Class B shares of other Pioneer funds, as permitted by existing exchange privileges. Each class of shares represents an interest in the same portfolio of investments of the Fund and has identical rights (based on relative net asset values) to assets and liquidation proceeds. Share classes can bear different rates of class-specific fees and expenses such as transfer agent and distribution fees. Differences in class-specific fees and expenses will result in differences in net investment income and, therefore, the payment of different dividends from net investment income earned by each class. The Amended and Restated Declaration of Trust of the Fund gives the Board the flexibility to specify either per share voting or dollar-weighted voting when submitting matters for shareholder approval. Under per share voting, each share of a class of the Fund is entitled to one vote. Under dollar-weighted voting, a shareholder's voting power is determined not by the number of shares owned, but by the dollar value of the shares on the record date. Each share class has exclusive voting rights with respect to matters affecting only that class, including with respect to the distribution plan for that class. There is no distribution plan for Class Y or Class Z shares. Class B shares convert to Class A shares approximately eight years after the date of purchase.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

34 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.  Security Valuation

    Security transactions are recorded as of trade date. The net asset value of the Fund is computed once daily, on each day the New York Stock Exchange
    (NYSE) is open, as of the close of regular trading on the NYSE. In computing the net asset value, securities that have traded on an exchange are valued at the last sale price on the principal exchange where they are traded. Securities that have not traded on the date of valuation, or securities for which sale prices are not available, generally are valued at the mean between the last bid and asked prices. Short-term fixed income securities with remaining maturities of sixty days or less generally are valued at amortized cost. Money market mutual funds are valued at net asset value.

    Trading in foreign securities is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times.

    Securities for which market prices and/or quotations are not readily available or are considered to be unreliable are valued by or at the direction or with the approval of the Valuation Committee using fair value methods pursuant to procedures adopted by the Board of Trustees. The Valuation Committee is comprised of certain members of the Board of Trustees. The Fund may use fair value methods if it is determined that a significant event has occurred after the close of the exchange or market on which the security trades and prior to the determination of the Fund's net asset value. Examples of a significant event might include political or economic news, corporate restructurings, natural disasters, terrorist activity or trading halts. Thus, the valuation of the Fund's securities may differ significantly from exchange prices and such differences could be material. Pioneer Investment Management, Inc. (PIM) is responsible for monitoring developments that may impact fair valued securities and for discussing and assessing fair values on an ongoing basis, and at least quarterly, with the Valuation Committee.

    At December 31, 2012, there were no securities that were valued using fair value methods (other than securities that were valued using prices supplied by independent pricing services). Inputs used when applying fair value methods to value a security may include credit ratings, the financial condition of the company, current market conditions and comparable securities.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 35

    Dividend income is recorded on the ex-dividend date except that certain dividends from foreign securities where the ex-dividend date may have passed are recorded as soon as the Fund becomes aware of the ex-dividend data in the exercise of reasonable diligence. Interest income is recorded on the accrual basis. Dividend and interest income are reported net of unrecoverable foreign taxes withheld at the applicable country rates.

    Gains and losses on sales of investments are calculated on the identified cost method for both financial reporting and federal income tax purposes.

B.  Federal Income Taxes

    It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no provision for federal income taxes is required. As of December 31, 2012, the Fund did not have any interest and penalties related to uncertain tax positions, which, if applicable, would be recorded as an income tax expense in the Statement of Operations. Tax years for the prior three fiscal years remain subject to examination by federal and state tax authorities.


    The amount and character of income and capital gain distributions to shareowners are determined in accordance with federal income tax rules, which may differ from U.S. generally accepted accounting principles. Distributions in excess of net investment income or net realized gains are temporary overdistributions for financial statement purposes resulting from differences in the recognition or classification of income or distributions for financial statement and tax purposes. Capital accounts within the financial statements are adjusted for permanent book/tax differences to reflect tax character, but are not adjusted for temporary differences.

    The tax character of current year distributions payable will be determined at the end of the current taxable year. The tax character of distributions paid during the year ended June 30, 2012 was as follows:

    ----------------------------------------------------------------------------
                                                                            2012
    ----------------------------------------------------------------------------
     Distributions paid from:
     Ordinary income                                                 $79,776,780
     Long-term capital gain                                                   --
    ----------------------------------------------------------------------------
           Total                                                     $79,776,780
    ============================================================================

36 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

    The following shows the components of distributable earnings on a federal income tax basis at June 30, 2012:

    ----------------------------------------------------------------------------
                                                                           2012
    ----------------------------------------------------------------------------
    Distributable earnings:
    Undistributed ordinary income                                 $  42,057,740
    Capital loss carryforward                                      (568,400,770)
    Unrealized appreciation                                         559,880,145
    ----------------------------------------------------------------------------
          Total                                                   $  33,537,115
    ============================================================================

    The difference between book basis and tax basis unrealized appreciation is attributable to the tax deferral of losses on wash sales.

C.  Fund Shares

    The Fund records sales and repurchases of its shares as of trade date. Pioneer Funds Distributor, Inc. (PFD), the principal underwriter for the Fund and a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), earned $18,899 in underwriting commissions on the sale of Class A shares during the six months ended December 31, 2012.

D.  Class Allocations

    Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on its respective percentage of adjusted net assets at the beginning of the day.

    Distribution fees are calculated based on the average daily net asset value attributable to Class A, Class B, Class C, and Class R shares of the Fund, respectively (see Note 4). Class Y and Class Z shares do not pay distribution fees. All expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services are allocated among the classes of shares based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

    Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner and at the same time, except that net investment income dividends to Class A, Class B, Class C, Class R, Class Y and Class Z shares can reflect different transfer agent and distribution expense rates.

E.  Risks

    At times, the Fund's investments may represent industries or industry sectors that are interrelated or have common risks, making the Fund more susceptible to any economic, political, or regulatory developments or other risks affecting those industries and sectors. The Fund's prospectus contains unaudited information regarding the Fund's principal risks. Please refer to that document when considering the Fund's principal risks.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 37

F.  Repurchase Agreements

    With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest, is required to be equal to or in excess of the repurchase price. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or a subcustodian of the Fund. PIM is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

G.  Securities Lending

    The Fund may lend securities in its portfolio to certain broker-dealers or other institutional investors. When entering into a securities loan transaction, the Fund typically receives cash collateral from the borrower equal to at least the value of the securities loaned, which is invested in temporary investments. Credit Suisse AG, New York Branch, as the Fund's securities lending agent, manages the Fund's securities lending collateral. The income earned on the investment of collateral is shared with the borrower and the lending agent in payment of any rebate due to the borrower with respect to the securities loan, and in compensation for the lending agent's services to the Fund. The Fund also continues to receive payments in lieu of dividends or interest on the securities loaned. Gain or loss on the value of the loaned securities that may occur during the term of the loan will be for the account of the Fund. The amount of the collateral is required to be adjusted daily to reflect any price fluctuation in the value of the loaned securities. If the required market value of the collateral is less than the value of the loaned securities, the borrower is required to deliver additional collateral for the account of the Fund prior to the close of business on that day. The Fund has the right, under the lending agreement, to terminate the loan and recover the securities from the borrower with prior notice. The Fund is required to return the cash collateral to the borrower and could suffer a loss if the value of the collateral, as invested, has declined. As of May 8, 2012, the Fund ended its involvement in the securities lending program.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit, manages the Fund's portfolio. Management fees are calculated daily at the annual rate of 0.70% of the Fund's average daily net assets up to $1 billion, 0.65% of the next $1 billion, 0.60% of the next $1 billion, 0.55% of the next $4.5 billion, and 0.525% on assets over $7.5 billion. For the six months ended December 31, 2012, the effective management fee (excluding waivers and/or assumption of expenses) was equivalent to 0.62% of the Fund's average daily net assets.

38 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

PIM, and not the Fund, paid a portion of the fee it receives from the Fund to Cullen Capital Management LLC as compensation for Cullen's subadvisory services to the Fund.

PIM has contractually agreed to limit ordinary operating expenses of the Fund to the extent required to reduce Fund expenses to 1.20%, 2.10%, 2.10%, 1.40%, 0.85% and 0.90% of the average daily net assets attributable to Class A, Class B, Class C, Class R, Class Y and Class Z shares, respectively. Fees waived and expenses reimbursed during six months ended December 31, 2012 are reflected on the Statement of Operations. These expense limitations are in effect through November 1, 2014. There can be no assurance that PIM will extend the expense limitation agreement for a class of shares beyond the date referred to above.

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund as administrative reimbursements. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $189,892 in management fees, administrative costs and certain other reimbursements payable to PIM at December 31, 2012.

Effective March 5, 2012, PIM has retained Brown Brothers Harriman & Co. to provide certain sub-administration and accounting services to the Fund.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates.

In addition, the Fund reimburses PIMSS for out-of-pocket expenses incurred by PIMSS related to shareholder communications activities such as proxy and statement mailings, outgoing phone calls and omnibus relationship contracts. For the six months ended December 31, 2012, such out-of-pocket expenses by class of shares were as follows:

--------------------------------------------------------------------------------
Shareholder Communications:
--------------------------------------------------------------------------------
Class A                                                               $  795,566
Class B                                                                   38,894
Class C                                                                  198,922
Class R                                                                   14,128
Class Y                                                                  677,193
Class Z                                                                   32,026
--------------------------------------------------------------------------------
  Total                                                               $1,756,729
================================================================================

Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $556,521 in transfer agent fees and out-of-pocket reimbursements payable to PIMSS at December 31, 2012.
                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 39

4. Distribution and Service Plans

The Fund has adopted a Distribution Plan pursuant to Rule 12b-1 of the Investment Company Act of 1940 with respect to its Class A, Class B, Class C, and Class R shares. Pursuant to the Plan, the Fund pays PFD 0.25% of the average daily net assets attributable to Class A shares as compensation for personal services and/or account maintenance services or distribution services with regard to Class A shares. Pursuant to the Plan, the Fund also pays PFD 1.00% of the average daily net assets attributable to Class B and Class C shares. The fee for Class B and Class C shares consists of a 0.25% service fee and a 0.75% distribution fee paid as compensation for personal services and/or account maintenance services or distribution services with regard to Class B and Class C shares. Pursuant to the Plan, the Fund further pays PFD 0.50% of the average daily net assets attributable to Class R shares for distribution services. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $53,629 in distribution fees payable to PFD at December 31, 2012.

The Fund also has adopted a separate service plan for Class R shares (Service
Plan). The Service Plan authorizes the Fund to pay securities dealers, plan administrators or other service organizations that agree to provide certain services to retirement plans or plan participants holding shares of the Fund a service fee of up to 0.25% of the Fund's average daily net assets attributable to Class R shares held by such plans.

In addition, redemptions of each class of shares (except Class R, Class Y and Class Z shares) may be subject to a contingent deferred sales charge (CDSC). A CDSC of 1.00% may be imposed on redemptions of certain net asset value purchases of Class A shares within 12 months of purchase. Class B shares that are redeemed within five years of purchase are subject to a CDSC at declining rates beginning at 4.00%, based on the lower of cost or market value of shares being redeemed. Redemptions of Class C shares within one year of purchase are subject to a CDSC of 1.00%, based on the lower of cost or market value of shares being redeemed. Shares purchased as part of an exchange remain subject to any CDSC that applied to the original purchase of those shares. There is no CDSC for Class R, Class Y or Class Z shares. Proceeds from the CDSCs are paid to PFD. For the six months ended December 31, 2012, CDSCs in the amount of $33,131 were paid to PFD.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS which may result in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the six months ended December 31, 2012, the Fund's expenses were not reduced under such arrangements.

40 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

6. Line of Credit Facility

The Fund, along with certain other funds in the Pioneer Family of Funds (the Funds), participates in a committed, unsecured revolving line of credit facility. Borrowings are used solely for temporary or emergency purposes. The Fund may borrow up to the lesser of the amount available under the facility or the limits set for borrowing by the Fund's prospectus and the 1940 Act. The credit facility in effect until January 20, 2012, was in the amount of $165 million. Under such facility, interest on borrowings was payable at the higher of the London Interbank Offered Rate (LIBOR) on the borrowing date plus 1.25% on an annualized basis or the Federal Funds Rate on the borrowing date plus 1.25% on an annualized basis. The credit facility in effect as of February 15, 2012, is in the amount of $215 million. Under such facility, depending on the type of loan, interest on borrowings is payable at LIBOR plus 0.90% on an annualized basis, or the Alternate Base Rate, which is the greater of (a) the facility's administrative agent's daily announced prime rate on the borrowing date, (b) 2% plus the Federal Funds Rate on the borrowing date and (c) 2% plus the overnight Euro dollar rate on the borrowing date. The Funds pay an annual commitment fee to participate in a credit facility. The commitment fee is allocated among participating Funds based on an allocation schedule set forth in the credit agreement. For the six months ended December 31, 2012, the Fund had no borrowings under a credit facility.

7. Subsequent Events

On August 1, 2012, PIM assumed direct responsibility for day-to-day management of the Fund's portfolio.

The board of Trustees of Pioneer Fundamental Value Fund has approved certain changes to the Fund's objective, strategies and portfolio management. The changes are effective as of May 1, 2013. The Portfolio will be renamed Pioneer Disciplined Value Fund.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 41

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the investment adviser to Pioneer Fundamental Value Fund (the Fund) pursuant to an investment advisory agreement between PIM and the Fund. In order for PIM to remain the investment adviser of the Fund, the Trustees of the Fund must determine annually whether to renew the investment advisory agreement for the Fund.

The contract review process began in March 2012 as the Trustees of the Fund agreed on, among other things, an overall approach and timeline for the process. In July 2012, the Trustees approved the format of the contract review materials and submitted their formal request to PIM to furnish information necessary to evaluate the terms of the investment advisory agreement. The contract review materials were provided to the Trustees in July 2012 and September 2012. After reviewing and discussing the materials, the Trustees submitted a request for additional information to PIM, and materials were provided in response to this request. Meetings of the Independent Trustees of the Fund were held in July, September, October, and November, 2012 to review and discuss the contract review materials. In addition, the Trustees took into account the information related to the Fund provided to the Trustees at each regularly scheduled meeting.

At a meeting held on November 13, 2012, based on their evaluation of the information provided by PIM and third parties, the Trustees of the Fund, including the Independent Trustees voting separately, unanimously approved the renewal of the investment advisory agreement for another year. In considering the renewal of the investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the renewal of the agreement.

Nature, Extent and Quality of Services

The Trustees considered the nature, extent and quality of the services that had been provided by PIM to the Fund, taking into account the investment objective and strategy of the Fund. The Trustees reviewed the terms of the investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund, its research process and its process for trade execution. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. The Trustees considered the non-investment resources and personnel of PIM involved in PIM's services to the Fund, including PIM's compliance and legal resources and personnel. The Trustees also considered the substantial attention and high priority given

42 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 by PIM's senior management to the Pioneer fund complex. In addition, the Trustees considered PIM's plans to increase resources in its investment management function and other enhancements to PIM's advisory capabilities.

The Trustees considered that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including Fund officers) and other resources that are necessary for the Fund's business management and operations. The Trustees also considered that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. The Trustees considered the fees paid to PIM for the provision of administration services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that had been provided by PIM to the Fund were satisfactory and consistent with the terms of the investment advisory agreement.

Performance of the Fund

The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the fifth quintile of its Morningstar category for the one and three year periods ended June 30, 2012, and in the third quintile of its Morningstar category for the five year period ended June 30, 2012. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) The Trustees noted that, effective August 1, 2012, Cullen Capital Management LLC was terminated as the Fund's subadviser and PIM assumed direct responsibility for the day-to-day management of the Fund. The Trustees considered reasons for the underperformance of the Fund relative to its peer group and the steps recently taken in an effort to improve the performance of the Fund, including PIM's assumption of direct responsibility for the day-to-day management of the Fund. The Trustees agreed that they would continue to closely monitor the Fund's performance.

Management Fee and Expenses

The Trustees considered information showing the fees and expenses of the Fund in comparison to the management fees and expense ratios of its peer group of funds as classified by Morningstar and also to the expense ratios of a peer group of funds selected on the basis of criteria determined by the Independent Trustees for this purpose using data provided by Strategic Insight Mutual Trust Research and Consulting, LLC (Strategic Insight), an independent third party.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 43

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2012 was in the second quintile relative to the management fees paid by other funds in its Morningstar peer group for the comparable period. The Trustees considered that the Fund's expense ratio for the twelve months ended June 30, 2012 was in the third quintile relative to its Strategic Insight peer group for the comparable period.

The Trustees reviewed gross and net management fees charged by PIM to its institutional and other clients, including publicly offered European funds, U.S. registered investment companies (in a sub-advisory capacity), and unaffiliated foreign and domestic separate accounts. The Trustees also considered PIM's costs in providing services to the Fund and to its other clients and considered the differences in management fees and profit margins for PIM's Fund and non-Fund services. In evaluating the fees associated with PIM's client accounts, the Trustees took into account the respective demands, resources and complexity associated with the Fund and client accounts. The Trustees noted that in some instances the fee rates for those clients were lower than the management fee for the Fund and considered that, under the investment advisory agreement with the Fund, PIM performs additional services for the Fund that it does not provide to those other clients or services that are broader in scope, including oversight of the Fund's other service providers and activities related to compliance and the extensive regulatory and tax regimes to which the Fund is subject. The Trustees also considered the different entrepreneurial risks associated with PIM's management of the Fund and the other client accounts. The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of the services provided by PIM.

Profitability

The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees concluded that the profit margins with respect to the management of the Fund were not unreasonable.

Economies of Scale

The Trustees considered PIM's views relating to economies of scale in connection with the Pioneer Funds as fund assets grow and the extent to which any such economies of scale are shared with funds and fund shareholders. The Trustees

44 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 noted the breakpoints in the management fee schedule. The Trustees recognize that economies of scale are difficult to identify and quantify, rarely identifiable on a Fund-by-Fund basis, and that, among other factors that may be relevant, are the following: fee levels, expense subsidization, investment by PIM in research and analytical capabilities and PIM's commitment and resource allocation to the Funds. The Trustees noted that profitability also may be an indicator of the availability of any economies of scale, although profitability may vary for other reasons particularly, for example during the recent difficult periods for financial markets, as the level of services was maintained notwithstanding a significant decline in PIM's fee revenues from the Funds. Accordingly, the Trustees concluded that economies of scale, if any, were being appropriately shared with the Fund.

Other Benefits

The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered the character and amount of fees paid by the Fund, other than under the investment advisory agreement, for services provided by PIM and its affiliates. The Trustees further considered the revenues and profitability of PIM's businesses other than the fund business. The Trustees also considered the benefits to the Fund from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion

After consideration of the factors described above as well as other factors, the Trustees, including all of the Independent Trustees, concluded that the investment advisory agreement between PIM and the Fund, including the fees payable thereunder, was fair and reasonable and voted to approve the proposed renewal of the investment advisory agreement for the Fund.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 45

Trustees, Officers and Service Providers

Trustees                                        Officers
Thomas J. Perna, Chairman                       John F. Cogan, Jr., President*
David R. Bock                                   Daniel K. Kingsbury, Executive
John F. Cogan, Jr.                                 Vice President
Benjamin M. Friedman                            Mark E. Bradley, Treasurer**
Margaret B.W. Graham                            Christopher J. Kelley, Secretary
Daniel K. Kingsbury
Marguerite A. Piret
Stephen K. West

Investment Adviser and Administrator
Pioneer Investment Management, Inc.

Custodian and Sub-Administrator
Brown Brothers Harriman & Co.

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Proxy Voting Policies and Procedures of the Fund are available without charge, upon request, by calling our toll free number (1-800-225-6292). Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is publicly available to shareowners at us.pioneerinvestments.com. This information is also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

*   Chief Executive Officer of the Fund

**  Chief Financial and Accounting Officer of the Fund

46 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

                           This page for your notes.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 47

                          This page for your notes.

48 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

                           This page for your notes.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 49

                           This page for your notes.

50 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

                           This page for your notes.

                Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12 51

                           This page for your notes.

52 Pioneer Fundamental Value Fund | Semiannual Report | 12/31/12

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)

Visit our web site: us.pioneerinvestments.com

This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO] PIONEER
       Investment(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
us.pioneerinvestments.com

Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2013 Pioneer Investments 18625-07-0213